                                                                    EXHIBIT 10


                                U.S. $100,000,000


                                CREDIT AGREEMENT



================================================================================



                        PACIFIC SCIENTIFIC COMPANY, INC.
                             PACIFIC SCIENTIFIC GMBH

                                    BORROWERS



                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                     LENDERS


                         UNION BANK OF CALIFORNIA, N.A.

                      ADMINISTRATIVE AND SYNDICATION AGENT



                                       AND



                                NATIONSBANK, N.A.

                               DOCUMENTATION AGENT



================================================================================


                         Dated as of September 26, 1997


                                TABLE OF CONTENTS
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ARTICLE 1 - DEFINITIONS..............................................................................................  1
         1.1           Definitions...................................................................................  1
         1.2           Rules and Interpretation...................................................................... 15

ARTICLE 2 - THE REVOLVING CREDIT FACILITY............................................................................ 15
         2.1           Commitments................................................................................... 15
         2.2           Subfacility for Pacific Germany............................................................... 16
         2.3           Issuance of Letters of Credit................................................................. 18
         2.4           Swingline Loans............................................................................... 22
         2.5           Commitment Percentage......................................................................... 24
         2.6           Types of Loans................................................................................ 24
         2.7           Evidence of Obligations....................................................................... 24
         2.8           Commitment Reduction.......................................................................... 25
         2.9           Commitment Termination........................................................................ 26
         2.10          Required Payments............................................................................. 26
         2.11          Unused Commitment Fees........................................................................ 26
         2.12          Upfront Fee................................................................................... 26
         2.13          Administrative Fees........................................................................... 27
         2.14          Voluntary Conversion of Advances.............................................................. 27
         2.15          Notice of Borrowing........................................................................... 27
         2.16          Commitment Obligations........................................................................ 29
         2.17          Interest...................................................................................... 29
         2.18          Rates Applicable After Default................................................................ 30
         2.19          Method of Payment............................................................................. 30
         2.20          Telephonic Notices............................................................................ 31
         2.21          Interest Payment Dates; Interest and Fee Basis................................................ 31
         2.22          Notification of Loan, Interest Rates, Prepayments and Commitment Reductions................... 31
         2.23          Applicable Lending Offices.................................................................... 32
         2.24          Non-Receipt of Funds by the Agent............................................................. 32
         2.25          Withholding Tax Exemption..................................................................... 32
         2.26          Optional Prepayments.......................................................................... 33
         2.27          Optional Currency Dollar Equivalent........................................................... 34
         2.28          Mandatory Prepayments......................................................................... 34
         2.29          Application of Repayments..................................................................... 36
         2.30          Guaranty of Pacific Germany Obligations....................................................... 36
         2.31          Interest Limitation........................................................................... 43
         2.32          Extension of Facility Termination Date........................................................ 44

ARTICLE 3 - CHANGE IN CIRCUMSTANCES.................................................................................. 44
         3.1           Yield Protection.............................................................................. 44
         3.2           Taxes......................................................................................... 45

ARTICLE 4 - CONDITIONS PRECEDENT..................................................................................... 46
         4.1           Initial Loan or Letter of Credit.............................................................. 46
         4.2           All Loans..................................................................................... 47
         4.3           All Letters of Credit......................................................................... 48

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES........................................................................... 48
         5.1           Authorization................................................................................. 48
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         5.2           Enforceability................................................................................ 48
         5.3           Use of Proceeds............................................................................... 49
         5.4           Litigation.................................................................................... 49
         5.5           Financial Statements.......................................................................... 49
         5.6           Taxes......................................................................................... 49
         5.7           Subsidiaries.................................................................................. 49
         5.8           ERISA......................................................................................... 49
         5.9           Accuracy of Information....................................................................... 50
         5.10          Organization and Existence.................................................................... 50
         5.11          Consents...................................................................................... 50
         5.12          Intellectual Property......................................................................... 50
         5.13          Default....................................................................................... 51
         5.14          Nature of Business............................................................................ 51
         5.15          Ranking of Loans.............................................................................. 51
         5.16          Investment Company Acts; Other Regulations.................................................... 51
         5.17          Environmental Matters......................................................................... 51
         5.18          Title......................................................................................... 51

ARTICLE 6 - FINANCIAL COVENANTS...................................................................................... 52
         6.1           Capital Expenditures.......................................................................... 52
         6.2           Total Funded Debt Leverage Ratio.............................................................. 52
         6.3           Consolidated Net Worth........................................................................ 52
         6.4           Minimum Interest Coverage Ratio............................................................... 53
         6.5           Senior Funded Debt Leverage Ratio............................................................. 53
         6.6           Profitability................................................................................. 53

ARTICLE 7 - AFFIRMATIVE COVENANT..................................................................................... 53
         7.1           Financial Reporting........................................................................... 53
         7.2           Use of Proceeds............................................................................... 55
         7.3           Notice of Default............................................................................. 56
         7.4           Conduct of Business........................................................................... 56
         7.5           Records....................................................................................... 56
         7.6           Insurance..................................................................................... 56
         7.7           Compliance with Laws.......................................................................... 56
         7.8           Maintenance of Properties..................................................................... 56
         7.9           Inspection.................................................................................... 57
         7.10          Payment of Obligations........................................................................ 57
         7.11          Condition Subsequent.......................................................................... 57

ARTICLE 8 - NEGATIVE COVENANTS....................................................................................... 57
         8.1           Debt.......................................................................................... 57
         8.2           Merger........................................................................................ 58
         8.3           Sale of Assets................................................................................ 59
         8.4           Sale of Accounts.............................................................................. 59
         8.5           Acquisitions.................................................................................. 59
         8.6           Affiliates.................................................................................... 59
         8.7           ERISA......................................................................................... 60
         8.8           Encumbrances and Liens........................................................................ 60
         8.9           Loans, Advances and Guaranties................................................................ 60
         8.10          Investments................................................................................... 61
         8.11          Dividends and Distributions................................................................... 61

ARTICLE 9 - DEFAULTS................................................................................................. 62
         9.1           Payment Defaults.............................................................................. 62
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         9.2           Representations and Warranties................................................................ 62
         9.3           Other Loan Document Defaults.................................................................. 62
         9.4           Bankruptcy.................................................................................... 62
         9.5           Other Agreements.............................................................................. 63
         9.6           ERISA......................................................................................... 63
         9.7           Judgments..................................................................................... 63
         9.8           Loan Documents................................................................................ 63
         9.9           Change of Control............................................................................. 63
         9.10          Material Adverse Effect....................................................................... 63

ARTICLE 10 - ACCELERATION, WAIVERS AND AMENDMENTS.................................................................... 64
         10.1          Acceleration.................................................................................. 64
         10.2          Cash Collateral............................................................................... 64
         10.3          Additional Remedies........................................................................... 64
         10.4          Amendments.................................................................................... 64
         10.5          Preservation of Rights........................................................................ 65

ARTICLE 11 - GENERAL PROVISIONS...................................................................................... 65
         11.1          Survival of Representations................................................................... 65
         11.2          Governmental Regulation....................................................................... 65
         11.3          Headings...................................................................................... 66
         11.4          Entire Agreement.............................................................................. 66
         11.5          Several Obligations; Benefits of this Agreement............................................... 66
         11.6          Expenses; Indemnification..................................................................... 66
         11.7          Numbers of Documents.......................................................................... 66
         11.8          Severability of Provisions.................................................................... 67
         11.9          Nonliability of Lenders....................................................................... 67
         11.10         CHOICE OF LAW................................................................................. 67
         11.11         CONSENT TO JURISDICTION....................................................................... 67
         11.12         WAIVER OF JURY TRIAL.......................................................................... 67
         11.13         Integration Clause............................................................................ 67
         11.14         Confidentiality............................................................................... 68

ARTICLE 12 - THE AGENT............................................................................................... 68
         12.1          Appointment................................................................................... 68
         12.2          Powers........................................................................................ 68
         12.3          General Immunity.............................................................................. 68
         12.4          No Responsibility for Loans, Recitals, etc.................................................... 69
         12.5          Action on Instructions of Lenders............................................................. 69
         12.6          Employment of Agents and Counsel.............................................................. 69
         12.7          Reliance on Documents; Counsel................................................................ 69
         12.8          Agent's Reimbursement and Indemnification..................................................... 69
         12.9          Rights as a Lender............................................................................ 70
         12.10         Lender Credit Decision........................................................................ 70
         12.11         Successor Agent............................................................................... 70

ARTICLE 13 - SETOFF; RATABLE PAYMENTS................................................................................ 71
         13.1          Setoff........................................................................................ 71
         13.2          Ratable Payments.............................................................................. 71

ARTICLE 14 - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....................................................... 72
         14.1          Successors and Assigns........................................................................ 72
         14.2          Participations................................................................................ 72
         14.3          Assignments................................................................................... 73

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         14.4          Dissemination of Information.................................................................. 74
         14.5          Tax Treatment................................................................................. 74

ARTICLE 15 - NOTICES................................................................................................. 75
         15.1          Giving Notice................................................................................. 75
         15.2          Change of Address............................................................................. 75

ARTICLE 16 - COUNTERPARTS............................................................................................ 75


SCHEDULE 1 - LENDERS AND APPLICABLE LENDING OFFICES
SCHEDULE 2 - SUBSIDIARIES
SCHEDULE 3 - DEBT

EXHIBIT A - FORM OF NOTE
EXHIBIT B - COMPLIANCE CERTIFICATE
EXHIBIT C - ASSIGNMENT AGREEMENT
EXHIBIT D - FORM OF NOTICE OF BORROWING



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
                                CREDIT AGREEMENT

         This Credit Agreement, dated as of September 26, 1997, is among PACIFIC SCIENTIFIC COMPANY, INC., a California corporation ("Pacific") and PACIFIC SCIENTIFIC GMBH, a German corporation ("Pacific Germany" and, together with Pacific, the "Borrowers"), the financial institutions party hereto (together with their respective successors and permitted assigns, the "Lenders"), NATIONSBANK, N.A., as Documentation Agent and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as Administrative and Syndication Agent. The parties hereto agree as follows:

                                    RECITALS

         WHEREAS, the Borrowers wish to obtain commitments from all Lenders for pro rata credit extensions under a multicurrency revolving credit and letter of credit facility in an aggregate amount not to exceed $100,000,000 at any time outstanding, such credit being available on a committed basis as (i) pro rata multicurrency revolving loans to Pacific, (ii) letters of credit for the account of Pacific in an aggregate amount at any time issued and outstanding not to exceed $10,000,000, shared by the Lenders on a pro rata risk participation basis, (iii) multicurrency revolving loans to Pacific Germany in an aggregate amount at any time outstanding not to exceed $20,000,000, shared by the Lenders on a pro rata risk participation basis and (iv) swingline loans to Pacific in an aggregate amount at any time outstanding not to exceed $5,000,000, shared by the Lenders on a pro rata risk participation basis; and

         WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to extend credit to the Borrowers for the purposes of repaying amounts outstanding under the Existing Credit Agreements (as hereinafter defined), paying fees and expenses in connection with this facility, making permitted acquisitions and for general working capital purposes;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions with or among related entities, consummated on or after the date of this Agreement, by which Pacific or any of its Subsidiaries (i) acquires any ongoing business operating in one or more of the lines of business in which Pacific or any of its Subsidiaries is engaged as of the date of this Agreement, or any related fields (any such line of business or field, a "Pacific Business"), or all or substantially all of the assets of any firm, corporation or division thereof in any Pacific Business, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation in any Pacific Business which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership in any Pacific Business.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to a Borrower of the same Type and, in the case of a LIBOR Loan, for the same Interest Period.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns 5% or more of the securities having ordinary voting power for the election of directors of a corporation.

         "AGENT" means UBOC in its capacity as administrative agent for the Lenders pursuant to Article 12, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 12.

         "AGGREGATE AVAILABLE COMMITMENT" means the aggregate of the Available Commitments of all the Lenders.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders.

         "AGREEMENT" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5 (except for changes concurred to by the Borrowers' independent public accountants and the Required Lenders).

         "APPLICABLE LENDING OFFICE" means for any Lender, its office for LIBOR Loans and Base Rate Loans, specified in Schedule 1 or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrowers, be changed by such Lender.

         "APPLICABLE LAW AND POLICIES" is defined in Section 2.15 hereof.

         "APPLICABLE MARGIN": for each LIBOR Loan is as set forth below:

                                                              Revolving
                                                                LIBOR/
                                                           IBCOF/Swingline
                  Leverage Ratio Level                         Margin
                  --------------------                     ---------------
                           1                                     .500%
                           2                                     .625%
                           3                                     .750%
                           4                                     .870%
                           5                                    1.000%
                           6                                    1.250%

The Applicable Margin for all Loans (regardless of the applicable interest rate) to Pacific Germany shall be increased by an additional .25% over the amounts shown above.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of Exhibit C hereto.

         "AUTHORIZED OFFICER" means any of the Chairman, Chief Executive Officer, President, Chief Financial Officer, Controller or Treasurer (specifically authorized by the Borrowers) of the Borrowers, acting singly.

         "AVAILABLE COMMITMENT" means, with respect to each Lender, the amount by which (i) the Commitment of each Lender on such date exceeds (ii) the sum of
(a) the aggregate principal sum of such Lender's Loans outstanding, (b) such Lender's Commitment Percentage of Swingline Loans outstanding; (c) such Lender's Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (d) such Lender's Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

         "BANKBOSTON" means BankBoston, N.A.

         "BASE RATE" means, the higher of (i) the rate per annum (rounded upward, if necessary, to the next higher 1/1000th of

1%) equal to the annual rate of interest announced from time to time by the Agent at its head office in San Francisco, California, as its corporate base rate (which is a rate set by the Agent based upon various factors including general economic and market conditions, is used as a reference point for pricing certain loans and the Agent may price its loans at, above or below such rate) and (ii) the Fed Funds Rate.

         "BASE RATE LOAN" means a Loan when it bears interest at the Base Rate.

         "BORROWERS" is defined in the first paragraph hereof.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BUSINESS DAY" means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in Los Angeles, California, (ii) if the applicable Business Day relates to a LIBOR Loan, on which dealings in Dollars are carried on in the London interbank market, (iii) if the applicable Business Day relates to a Loan in an Optional Currency, on which dealings in foreign currency and exchange are carried on in the relevant local money market and (iv) if the applicable Business Day relates to a Loan to Pacific Germany, other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Boston, Massachusetts and Frankfurt, Germany.

         "CAPITAL EXPENDITURES" means, for any period, for any person or entity, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), by such person or entity, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such person or entity prepared in accordance with Agreement Accounting Principles (including, without limitation, all such property held under Capitalized Leases).

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CHANGE OF CONTROL" means (i) the acquisition by any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, of shares of capital stock of either Borrower entitling such Person to exercise more than 50% of the total voting power of all voting shares of either Borrower; or (ii) any consolidation of either Borrower with, or merger of either Borrower into, any other Person, any merger of another Person into a Borrower, or any sale or transfer of all or substantially all of the assets of either Borrower to another Person other than (a) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger and in which the Consolidated Net Worth of their surviving corporation immediately after the transaction equals or exceeds the Consolidated Net Worth of the Borrowers immediately prior to such transaction or (b) a merger which is effected solely to change the jurisdiction of incorporation of either Borrower or (c) any consolidation with or merger of either Borrower into a Subsidiary of either Borrower with the prior written consent of the Lenders or any sale or transfer by either Borrower with the written consent of the Lenders of all or substantially all of its assets to one or more of its wholly-owned Subsidiaries in any one transaction or a series of transactions, provided that in each case set forth in clause (ii) hereof that the resulting corporation or each Subsidiary assumes or guaranties the obligation of the Borrowers under this Agreement and other Loan Documents and the Consolidated Net Worth of the surviving or acquiring corporation and any such consolidation, merger or sale of assets immediately after the consummation of such transaction equals or exceeds the Consolidated Net Worth of the Borrowers immediately prior to such transaction.

         "CLOSING DATE" means the date on which all the conditions precedent set forth in Section 4.1 shall have been satisfied or waived and this Agreement becomes effective.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, including the regulations proposed or promulgated thereunder.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Assignment and Acceptance relating to any assignment that has become effective pursuant to Section 14.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "COMMITMENT PERCENTAGE" means as to any Lender at any time, the percentage of the Aggregate Commitments then constituted by such Lender's Commitment. Notwithstanding the foregoing, until BankBoston shares ratably in Loans to Pacific and Letters of Credit issued for the account of Pacific, as provided in Sections 2.2(iv) and 2.3(ii), such term shall mean (for all Lenders other than BankBoston), the percentage of $80,000,000 then constituted by such Lender's Commitment (but disregarding BankBoston's Commitment for purposes of this calculation).

         "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 7.1(iii).


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

         "CONSIDERATION" means, with respect to any Acquisition, the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Funded Debt assumed (but excluding any equity securities issued by Pacific in connection with such Acquisition), the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under non-compete agreements and management agreements and the fair market value of other property delivered) paid, delivered or assumed by Pacific and its Subsidiaries for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses. Notwithstanding anything herein to the contrary, no Acquisition involving the assumption of Debt by Pacific or its Subsidiaries shall be permitted if such assumption would violate the terms of this Agreement.

         "CONSOLIDATED," "CONSOLIDATING" and "ON A CONSOLIDATED BASIS," when describing financial statements, refers to those of the Borrowers and their Subsidiaries.

         "CONSOLIDATED NET WORTH" means with respect to the Borrowers and their Subsidiaries, the excess of total assets over total liabilities, all to be determined on a Consolidated Basis in accordance with Agreement Accounting Principles.

         "CONTROL" means the power to direct or cause the direction of the management or policies of a Person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is the notice referred to in Section 2.14.

         "DEBT" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as Capitalized Leases, (v) all obligations of such Person under direct or indirect guaranties (including letters of credit issued for such purpose) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii) or
(iv) above and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "DEFAULT" means any Event of Default and any default, event or condition that would, with the giving of any requisite notice and the passage of any requisite period of time, constitute an Event of Default.

         "DISTRIBUTIONS" means the declaration or payment of any dividend or distribution on or in respect to any shares of any class of capital stock, any partnership interest or any membership interest of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption or other retirement of any shares of any class of capital stocks, partnership interests or membership units of such Person, directly or indirectly, through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interests or membership unit of such Person.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "DOLLAR EQUIVALENT" means with respect to any amounts denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) in Dollars which is or could be purchased by the Agent (in accordance with its normal banking practices) with such amounts denominated in such other currency in the foreign currency deposits market for delivery on such date at the spot rate of exchange, at or about 11:00 a.m., local time in the foreign currency deposits market, on the date of determination.

         "DRAWING LENDER" has the meaning set forth in Section 2.3(iii).

         "EBITDA" means for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for taxes, (ii) depreciation and amortization, (iii) Interest Expense and (iv) all non-cash Acquisition-related costs (including charges related to fixed asset write-downs, lease cancelations and Acquisition-specific non-cash charges) provided, however, an aggregate amount equal to $19,500,000 pre-tax charges incurred during the first quarter of fiscal year 1997 in respect of the discontinuance of Solium shall be excluded from the calculation hereof.

         "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) an insurance company or other financial institution or an investment fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $5,000,000,000; (iv) any Affiliate of an existing Lender; and (v) any other Person approved by the Agent and BankBoston and, in the absence of any Default, Pacific; provided, however, that an Affiliate of either Borrower shall not qualify as an Eligible Assignee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EUROCURRENCY LIABILITIES" has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.

         "EXISTING CREDIT AGREEMENTS" means the Amended and Restated Business Loan Agreement dated as of September 25, 1995, as amended, between Bank of America National Trust and Savings Association and Pacific, the Credit Agreement dated as of May 22, 1996, as amended, between NationsBank of Texas and Pacific and the Second Amended and Restated Revolving Credit Agreement dated as of July 31, 1996, as amended, between UBOC and Pacific.

         "FACILITY TERMINATION DATE" means three years from the Closing Date, unless extended pursuant to Section 2.32 or unless accelerated pursuant to
Section 9.1.

         "FED FUNDS LOAN" means a Swingline Loan when it bears interest at the Fed Funds Rate.

         "FED FUNDS RATE" means one-half percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System as in effect from time to time.

         "FUNDED DEBT" means the sum of the outstanding principal balance of all Debt of the Borrowers and their Subsidiaries on a Consolidated Basis described in clauses (i), (ii), (iii) and (iv) of the definition of "Debt" set forth herein.

         "GOVERNMENTAL PERSON" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or regulatory instrumentality, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank and any comparable authority.

         "GOVERNMENTAL RULE" means any treaty, law, rule, regulation, ordinance, order, code, judgment, decree, directive, interpretation, request, guideline, policy or similar form of decision of any Governmental Person.

         "IBCOF" means interbank cost of funds annual rate of interest determined by BankBoston, in its sole discretion, from time to time, at its Frankfurt, Germany office (which rate is set by BankBoston based upon current interbank market pricing.

         "IBCOF LOAN" means a Loan to Pacific Germany when it bears interest at the IBCOF Rate.

         "IBCOF RATE" means, with respect to an IBCOF Loan, the sum of (i) IBCOF plus (ii) the Applicable Margin.

         "INTEREST EXPENSE" means as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of
(i) the amount of all interest on Funded Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts) (including the interest component of Capitalized Lease payments) and (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend.

         "INTEREST PERIOD" means, with respect to a LIBOR Loan, a period of one, two, three or six months, commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period may end after the Facility Termination Date.

         "LENDERS" is defined in the first paragraph hereof.

         "LETTER OF CREDIT" shall have the meaning set forth in Section 2.1.

         "LETTER OF CREDIT AMOUNT" means the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

         "LETTER OF CREDIT REQUEST" means a request by Pacific for the issuance of a Letter of Credit, on the Agent's standard form of standby or commercial letter of credit application and agreement (or any successor standard agreement) and containing terms and conditions satisfactory to the Agent in its sole discretion.

         "LEVERAGE RATIO LEVEL"


      Total Funded Debt                                       Leverage Ratio
       Leverage Ratio                                              Level
--------------------------------------------------------------------------------
less than or equal to 2:00 to 1:00                                   1

less than or equal to 2.25:1:00 but greater than 2.00:1.00           2

less than or equal to 3.00:1.00 but greater than 2.25:1.00           3

less than or equal to 3.50:1.00 but greater than 3.00:1.00           4

less than or equal to 4.00:1.00 but greater than 3.50:1.00           5

greater than 4.00:1.00                                               6


         "LIBOR" means, for any Interest Period for any LIBOR Loan, the interest rate per annum obtained by dividing (a) the average of the respective rates per annum at which deposits in Dollars or an Optional Currency, as applicable, are offered to the Agent in London, England in the London interbank market at 11:00 a.m., London time, two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of such Loan and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the LIBOR Reserve Percentage for such Interest Period.

         "LIBOR LOAN" means a Loan when it bears interest at the LIBOR Rate.

         "LIBOR RATE" means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) LIBOR applicable to such Interest Period, plus
(ii) the Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/1000 of 1% if the rate is not such a multiple.

         "LIBOR RESERVE PERCENTAGE" means, for any Interest Period for any LIBOR Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on such LIBOR Loan is determined) having a term equal to such Interest Period.

         "LIEN" means any voluntary or involuntary lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN" means, with respect to a Lender, a LIBOR Loan, an IBCOF Loan or a Base Rate Loan and includes Loans to both Borrowers and Swingline Loans.

         "LOAN DOCUMENTS" means this Agreement, any Letter of Credit Requests, the Letters of Credit and the Notes executed by the Borrowers in connection herewith and any other agreement executed by the Borrowers in connection herewith, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect, which would reasonably be expected to cause a Default, on (i) the business, Property, condition or prospects (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of the Borrowers to perform their obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(i)(3) of the Borrower's ERISA Plan.

         "NET INCOME" means for the Borrowers and their Subsidiaries on a Consolidated Basis, net income as determined in accordance with Agreement Accounting Principles.

         "NOTES" mean promissory notes, in substantially the form of Exhibit A hereto, duly executed by the Borrowers and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "NOTICE OF ASSIGNMENT" is defined in Section 14.3(ii).

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "OPTIONAL CURRENCIES" means the currencies of Great Britain, France, Germany or any other currency acceptable to the Agent and the Lenders (and, in the case of Loans to Pacific Germany, to BankBoston), all of which currencies to either Borrower are freely tradable in the offshore interbank market and which are freely convertible into Dollars.

         "PACIFIC" is defined in the first paragraph hereof.

         "PACIFIC GERMANY" is defined in the first paragraph hereof.

         "PARTICIPANTS" is defined in Section 14.2(i).

         "PAYMENT DATE" means the first day of each January, April, July and October in each calendar year.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERSON" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any member of the Controlled Group.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PURCHASERS" is defined in Section 14.3(i).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having at least
66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Loans. Any Lender which has refused to make available its Commitment Percentage of any Advance or to fund its portion of any Loan to Pacific Germany, Swingline Loan or Letter of Credit shall not be included in this calculation.

         "SEC" means the United States Securities and Exchange Commission or any successor thereto.

         "SEC REPORT" means a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SENIOR FUNDED DEBT" means the sum of the outstanding principal balance of all non-subordinated Funded Debt of the Borrowers and their Subsidiaries on a Consolidated Basis.

         "SENIOR FUNDED DEBT LEVERAGE RATIO" means for the Borrowers and their Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of Senior Funded Debt outstanding at such time to EBITDA.

         "SINGLE EMPLOYER PLAN" means a Plan other than a Multiemployer Plan.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrowers.

         "SWINGLINE COMMITMENT" means the obligation of the Agent to make Swingline Loans pursuant to Section 2.4 in the amount referred to therein.

         "SWINGLINE LOANS" is defined in Section 2.4(i).

         "TAXES" is defined in Section 3.2.

         "TOTAL FUNDED DEBT LEVERAGE RATIO" means for the Borrowers and their Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of Funded Debt (including obligations under Capitalized Leases) outstanding at such time to EBITDA.

         "TRANSFEREE" is defined in Section 14.4.

         "TYPE" means, with respect to a Loan, its nature as a Base Rate Loan or a LIBOR Loan.

         "UBOC" is defined in the first paragraph hereof.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plans.

         1.2 Rules and Interpretation.

             (i) A reference to any document or agreement shall mean such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

             (ii) The singular includes the plural and the plural includes the singular.

              (iii) A reference to any law includes any amendment or modification of such law.

              (iv) A reference to any Person includes its permitted successors and permitted assigns.

              (v) Accounting terms capitalized but not otherwise defined herein shall have their meanings applied to them by Agreement Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

              (vi) The words "include," "includes," and "including" are not limiting.

              (vii) All terms not specifically defined herein or by Agreement Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of California, have the meanings assigned to them therein.

              (viii) Reference to a particular "section" refers to that section of this Agreement unless otherwise indicated.

              (ix) The words "herein," "hereof," "hereunder" and words of like import shall mean to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                                    ARTICLE 2

                          THE REVOLVING CREDIT FACILITY

         2.1 Commitments. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, (i) to make Loans on a revolving credit basis and in Dollars or in any Optional Currency to Pacific from time to time,
(ii) to participate in standby and/or commercial letters of credit issued for the account of Pacific pursuant to Section 2.3 from time to time (each a "Letter of Credit" and, collectively, the "Letters of Credit"), (iii) to participate in Loans in Dollars or any Optional Currency to Pacific Germany from time to time and (iv) to participate in Swingline Loans in Dollars to Pacific from time to time, from and including the Closing Date to but excluding the Facility Termination Date in an amount not to exceed the amount of its Commitment. Up to $20,000,000 in aggregate principal amount of the Aggregate Commitment may be borrowed by Pacific Germany pursuant to the provisions of Section 2.2 hereof. Up to $5,000,000 in aggregate principal amount of the Aggregate Commitment may be borrowed by Pacific as Swingline Loans pursuant to the provisions of Section 2.4 hereof. Pacific shall have the ability to borrow the entire Aggregate Available Commitment (subject only to the applicable sublimits set forth herein) in Loans, Swingline Loans and Letters of Credit. Only Pacific may request Letters of Credit and Swingline Loans hereunder. The sum of (i) the aggregate principal amount of all Loans outstanding (including Loans in any Optional Currency calculated at the Dollar Equivalent thereof), (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit, shall not exceed, at any time, the amount of the Aggregate Commitment. Further, the sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $10,000,000 at any time. Within the limit of each Lender's Commitment and as set forth herein, the Borrowers may borrow, have Letters of Credit issued and/or renewed for Pacific's account, prepay Loans, reborrow and have additional Letters of Credit issued for Pacific's account.

         2.2 Subfacility for Pacific Germany.

             (i) Pacific Germany shall be entitled to request Loans on a revolving credit basis and in Dollars or an Optional Currency from time to time from and including the Closing Date to but excluding the Facility Termination Date by giving the Agent and BankBoston a notice of borrowing pursuant to the provisions of Section 2.15 hereof. The sum of the aggregate amount of all Loans (including Loans in an Optional Currency calculated at the Dollar Equivalent thereof) to Pacific Germany shall not at any time exceed $20,000,000. Upon fulfillment of the applicable conditions set forth in Section 4, the Agent shall notify BankBoston and BankBoston will make the requested Loans available to Pacific Germany at BankBoston's office located in Germany.

            (ii) Pacific Germany shall be entitled, up to an aggregate amount equal to $500,000 (or the Dollar Equivalent thereof if issued in an Optional Currency), to request the issuance of guaranties to cover its Value Added Tax obligations and to request letters of carnet to cover same-day overdrafts from time to time in existence from and including the Closing Date to but excluding the date which is seven days prior to the Facility Termination Date by giving the Agent and BankBoston a request for such credit at least three Business Days before the requested date of issuance of such credit. The issuance of any such items shall reduce, dollar for dollar, the $20,000,000 limitation set forth above for this subfacility. All of such guaranties and letters of carnet shall be in form and substance satisfactory to the Agent and BankBoston. Any such guaranty or letter of carnet may only be issued in German marks (or, at BankBoston's option, in an Optional Currency) and no such credit shall have any expiration date more than one year from its date of issuance.

           (iii) Immediately upon the making of Loans or issuing of other credit as outlined in (ii) above to or for the account of Pacific Germany, BankBoston shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from BankBoston, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Loans and credit to Pacific Germany and the obligations of Pacific Germany under this Agreement in respect thereof in an amount equal to the product of (a) such Lender's Commitment Percentage and (b) the aggregate amount of Loans and credit outstanding to Pacific Germany. The Agent shall promptly advise each Lender of the making of such Loans and the issuance of such credit to Pacific Germany, the amount thereof, the applicable interest rate, whether such Loan or credit is in Dollars or in an Optional Currency and other relevant information with regard thereto.

         (iv) BankBoston shall solely fund all Loans to Pacific Germany until the occurrence of a Default. Upon the occurrence of a Default, all outstanding Obligations of the Lenders shall be readjusted such that, subsequent to such adjustment, all Lenders shall have a pro rata amount of all funded Loans and all unfunded Obligations under outstanding Letters of Credit and other credit extended to Pacific Germany in accordance with their respective Commitment Percentage. Prior to the occurrence of any Default, BankBoston, as a Lender, shall not be required to make available its Commitment Percentage of any Loan (other than Loans to Pacific Germany) or any Letter of Credit or any unreimbursed obligation under any Letter of Credit; provided, however, that if at any time and from time to time the Loans, outstanding Letters of Credit and unreimbursed Letter of Credit drawings to Pacific equal or exceed $80,000,000 and Loans and credit extended to Pacific Germany are less than $20,000,000 in aggregate amount, BankBoston shall be required on a non-pro rata basis to fund Loans or participate in Letters of Credit and unreimbursed Letter of Credit drawings for Pacific up to the amount of its Available Commitment, it being the intention of the Lenders that Pacific may obtain credit hereunder up to the Aggregate Available Commitment in effect from time to time. It is the intention of the parties hereto that (a) only BankBoston will fund Loans or extend other credit to Pacific Germany prior to a Default, (b) the full Aggregate Available Commitment shall be available to Pacific for Loans or Letters of Credit and (c) the Lenders will readjust, as necessary, their Commitment Percentage of Loans, Letters of Credit, unreimbursed Letters of Credit and other credit extended to Pacific and Pacific Germany to accommodate the provisions of (a) and (b). Notwithstanding the foregoing, if either Borrower terminates this subfacility for Pacific Germany, BankBoston shall remain a Lender hereunder and all Obligations of the Lenders shall be readjusted such that, subsequent to such adjustment, all Lenders shall have a pro rata amount of all funded Loans and all unfunded Obligations under outstanding Letters of Credit in accordance with their respective Commitment Percentage. In the case of any Default hereunder, each Lender shall, on the date of notification of such Default (or if such notification is not given by 1:00 p.m. Los Angeles time, on such date, then on the next succeeding Business Day), make available to the Agent its Commitment

Percentage of all such Loans and other credit extended to Pacific Germany, which shall be used to repay BankBoston the applicable portion of the Loans and other credit extended to Pacific Germany, in an amount equal to the amount of such Lender's Commitment Percentage of such Loans and other credit extended to Pacific Germany (but without any requirement of compliance with the applicable conditions set forth in Section 4). Such amounts shall be in immediately available funds and in Dollars or the Optional Currency, as the Loans and other credit extended to Pacific Germany are denominated. In the event that any Lender fails to make available to the Agent, for the account of BankBoston, the amount of its Commitment Percentage of any such Loan and other credit extended to Pacific Germany, BankBoston shall be entitled to recover such amount on demand from such Lender together with interest thereon at the overnight Federal Funds effective rate (as published by the Board of Governors of the Federal Reserve System as in effect from time to time) for each day such amount remains outstanding.

         (v) The obligations of each Lender hereunder shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Section.

         2.3 Issuance of Letters of Credit.

             (i) Pacific shall be entitled to request the issuance of standby and/or commercial Letters of Credit from time to time from and including the Closing Date to but excluding the date which is seven Business Days prior to the Facility Termination Date by giving the Agent (a) a standby Letter of Credit Request at least three Business Days before the requested date of issuance of such standby Letter of Credit and (b) a commercial Letter of Credit Request no later than the requested date of issuance of such commercial Letter of Credit (provided that such Letter of Credit Request is received by the Agent no later than 11:00 a.m., Los Angeles time, and any Letter of Credit Request received after such time shall be deemed to have been received on the next Business Day) (which date of issuance shall be a Business Day). No Letter of Credit shall have an expiration date more than one year from its date of issuance. The aggregate Letter of Credit Amounts under all outstanding Letters of Credit and the aggregate amount of unreimbursed drawings under Letters of Credit shall reduce, dollar for dollar, the Aggregate Available Commitment. Letters of Credit may only be requested in Dollars. The sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not at any time exceed $10,000,000. In addition, the sum of (i) the aggregate principal amount of all Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed, at any time, the Aggregate Commitment. Each Letter of Credit Request shall be made in writing, shall be signed by an

Authorized Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in
Section 4.3, the Agent will issue the requested Letter of Credit from its office specified in Section 15.1.

         Letters of Credit shall be used only for the purpose of supporting various payment obligations of the Borrowers and their Subsidiaries incurred in the ordinary course of business.

         (ii) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Pacific under this Agreement in respect thereof in an amount equal to the product of (a) such Lender's Commitment Percentage and (b) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Notwithstanding the foregoing, prior to any Default, BankBoston shall not be required to purchase an undivided interest and participation in any Letter of Credit; provided, however, that if at any time and from time to time the Loans, outstanding Letters of Credit and unreimbursed Letter of Credit drawings to Pacific equal or exceed $80,000,000 and Loans and credit extended to Pacific Germany are less than $20,000,000 in aggregate amount, BankBoston shall be required to fund Loans or participate in Letters of Credit and unreimbursed Letters of Credit drawings for Pacific up to the amount of its Available Commitment, it being the intention of the Lenders that Pacific may obtain credit hereunder up to the Aggregate Available Commitment in effect from time to time. It is the intention of the parties hereto that (1) only BankBoston will fund Loans or extend other credit to Pacific Germany prior to a Default, (2) the full Aggregate Available Commitment shall be available to Pacific for Loans or Letters of Credit and (3) the Lenders will readjust, as necessary, their Commitment percentage of Loans, Letters of Credit, unreimbursed Letters of Credit and other credit extended to Pacific and Pacific Germany to accommodate the provisions of (1) and (2). Notwithstanding the foregoing, if either Borrower terminates this subfacility for Pacific Germany, BankBoston shall remain a Lender hereunder and all Obligations of the Lenders shall be readjusted such that, subsequent to such adjustment, all Lenders shall have a pro rata amount of all funded Loans and all unfunded Obligations under outstanding Letters of Credit in accordance with their respective Commitment Percentage. Subsequent to a Default, however, all of the funded and unfunded Obligations of the Borrowers hereunder shall be readjusted among the Lenders such that, subsequent to such adjustment, all Lenders shall have a pro rata amount of all funded Loans and all unfunded Obligations under outstanding Letters of Credit in accordance with their respective Commitment Percentage. The Agent shall promptly advise each Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

         (iii) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any cash collateral deposit held by the Agent with respect to such Letter of Credit. After any such cash collateral deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.2). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrowers by [12:00 noon], Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Lender. Each Lender shall, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.3) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the overnight federal funds effective rate (as published by the Board of Governors of the Federal Reserve System as in effect from time to time) for each day such amount remains outstanding.

         (iv) The obligations of the Borrowers with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.3(iii) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

               (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

               (b) the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

               (c) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

               (d) payment by the Agent under any Letter of Credit against presentation of a draft or certificate that does not comply on its face with the terms of such Letter of Credit;

               (e) any exchange, release or nonperfection of any collateral, or any release, amendment or waiver of or consent to departure from any Loan Document or other guaranty, for any of the Obligations of the Borrowers in respect of the Letters of Credit; and

               (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (v) The Borrowers shall pay to the Agent with respect to each Letter of Credit issued hereunder, the following fees:

               (a) for each Letter of Credit, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee to the Agent for the pro rata benefit of the Lenders (other than BankBoston prior to the reallocation referred to in Section 2.3(ii)) equal to the product of (i) the Applicable Margin and (ii) the Letter of Credit Amount of such Letter of Credit (such fee to be payable on the date such Letter of Credit is issued);

               (b) for each Letter of Credit, an issuance fee to the Agent for its benefit alone equal to the greater of (x) $350 or (y) .25% of the applicable Letter of Credit Amount (such fee to be payable on the date such Letter of Credit is issued); and

               (c) from time to time, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

         (vi) The terms of this Agreement shall take precedence if there is any inconsistency between the terms of this Agreement and the terms of any Letter of Credit Request utilized by the Agent.

         (vii) The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) in the absence of any gross negligence or willful misconduct by the Agent, payment by the Agent against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.4 Swingline Loans.

             (i) Subject to the terms and conditions hereof (including the conditions set forth in Section 4.2), the Agent in its individual capacity agrees to make swingline loans (the "Swingline Loans") to Pacific on any Business Day from time to time from and including the Closing Date to but excluding the Facility Termination Date in an amount not to exceed $5,000,000; provided, however, that in no event may the aggregate amount of Swingline Loans exceed the Available Commitment immediately prior to such Swingline Loan (after giving effect to the use of proceeds thereof). Amounts borrowed by Pacific under this Section may be repaid and prior to but excluding the Facility Termination Date, reborrowed. The Swingline Loans shall be made in Dollars and maintained as Fed Funds Loans plus the Applicable Margin and, notwithstanding Section 2.14, shall not be entitled to be converted into any other Type of Loan. No Swingline Loan may be outstanding for more than seven days.

            (ii) The Agent, at any time in its full and absolute discretion, may on behalf of Pacific (which hereby irrevocably appoints the Agent to so act on its behalf) notify each Lender (including the Agent) to make a Base Rate Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of the Swingline Loans outstanding on the date such notice is given, provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of Default. Notwithstanding the foregoing, prior to the occurrence of a Default, BankBoston shall not be obligated to participate in any Swingline Loan, except as required by Section 2.2(iv). Regardless of whether the conditions precedent set forth in this Agreement to the making of a Base Rate Loan are then satisfied, each Lender shall make the proceeds of its Base Rate Loan available to the Agent prior to 11:00 a.m., Los Angeles time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Base Rate Loans shall be applied immediately to repay the Swingline Loans.

         (iii) If, prior to a refunding of a Swingline Loan with a Base Rate Loan pursuant to subsection (ii) above, a Default shall have occurred, or if for any other reason a Base Rate Loan cannot be made, then, subject to the provisions of subsection (iv) below, each Lender will, on such date such Base Rate Loan was to have been made, purchase (without recourse or warranty) from the Agent an undivided participation interest in the Swingline Loan in an amount equal to its Commitment Percentage of such Swingline Loan. Upon request, each Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation.

         (iv) Each Lender's obligation to make Base Rate Loans for the purpose of refunding Swingline Loans and to purchase participation interests in Swingline Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, either Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of any Event of Default or Default, (c) any Material Adverse Change in the condition of either Borrower or any other Person, (d) any breach of this Agreement by either Borrower or any other Person, (e) any inability of either Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent the amount required pursuant to this Section, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the overnight federal funds effective rate (as published by the Board of Governors of the Federal Reserve System as in effect from time to time) each day such amount remains outstanding.

         2.5 Commitment Percentage. The principal amount of each Lender's Loan and participation in a Letter of Credit shall be in an amount equal to the product of (i) such Lender's Commitment Percentage (expressed as a fraction) and
(ii) the
total amount of the Loan or Loans or Letters of Credit requested, adjusted as necessary as required by Section 2.2(iv); provided that in no event shall any Lender be obligated to make a Loan, if after giving effect to such Loan, such Lender's outstanding Loans (other than Swingline Loans), its Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding, its Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit outstanding, its Commitment Percentage of the aggregate amount of all Loans and other credit to Pacific Germany outstanding and its Commitment Percentage of the aggregate amount of all Swingline Loans outstanding would exceed its Commitment or if the amount of such requested Loan is in excess of such Lender's Available Commitment. Notwithstanding the foregoing, prior to the occurrence of a Default, BankBoston shall not be obligated to participate in any Loans or any Letters of Credit, other than being obligated to solely fund Loans to Pacific Germany, except as required by Section 2.2(iv). Upon the occurrence of a Default, all outstanding Obligations of the Lenders shall be readjusted such that, subsequent to such adjustment, all Lenders shall have a pro rata amount of all funded Loans and unfunded Obligations under outstanding Letters of Credit and other credit extended to Pacific Germany in accordance with their respective Commitment Percentage as set forth above.

         2.6 Types of Loans. Except as limited herein, the Loans may from time to time be (i) for both Borrowers, LIBOR Loans, (ii) Base Rate Loans, in the case of Pacific only, (iii) in the case of Pacific Germany only, IBCOF Loans or
(iv) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with Section 2.15. Notwithstanding the foregoing, Swingline Loans may only be made as Fed Funds Loans. Each Lender may make or maintain its Loans to the Borrowers by or through any Applicable Lending Office, except that Loans to Pacific Germany may, prior to a Default, only be made by BankBoston out of its Frankfurt, Germany office. At no time shall more than ten Advances be outstanding.

         2.7 Evidence of Obligations. The Loans made by each Lender to the Borrowers shall be evidenced by a Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrowers to pay the aggregate unpaid principal amount of all Loans made by such Lender to the Borrowers, with interest thereon as prescribed in Sections 2.17 and 2.18. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type or Optional Currency and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrowers hereunder or under the Notes. Each Note shall (i) be dated the Closing Date,
(ii) provide for the payment of interest in accordance with Sections 2.17 and
2.18 and (iii) be stated to be payable on the Facility Termination Date.

         The Loans and extensions of credit to Pacific Germany by BankBoston and the Swingline Loans to Pacific by the Agent, from time to time outstanding, shall be evidenced by the Agent's (and, in the case of Loans and other extensions of credit to Pacific Germany, BankBoston's) records, which records shall constitute prima facie evidence of the accuracy of such information so recorded. The Agent is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of the Loans and extensions of credit to Pacific Germany and Swingline Loans to Pacific, each continuation thereof, each conversion (in the case of Loans to Pacific Germany) of all or a portion thereof to another Type or Optional Currency (in the case of Loans to Pacific Germany) and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto.

         2.8 Commitment Reduction. At the Borrowers' option and upon at least five Business Days' prior irrevocable written notice to the Agent, with such notice specifying the amount and the date of such reduction, the Borrowers may permanently reduce the Aggregate Commitment in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000. The Agent shall promptly notify each Lender (by telecopy or by telephone) of such requested Commitment reduction. Any mandatory or optional prepayments pursuant to Sections 2.26 and 2.28 shall not, without further direction from the Borrowers, result in any permanent reduction of the Commitments.

         Reductions of the Aggregate Commitment pursuant to this Section 2.8 shall automatically effect a reduction of the Commitment of each Lender to an amount equal to the product of (i) the Aggregate Commitment of all Lenders, as reduced pursuant to this Section 2.8 and (ii) the Commitment Percentage of such Lender, in each case determined immediately prior to such reduction of the Aggregate Commitment on such date. Any such Commitment reduction shall be applied as the Borrowers direct, but in the absence of any such direction, all sublimits for Loans to Pacific Germany, Letters of Credit and Swingline Loans shall be ratably reduced.

         Upon each reduction of the Aggregate Commitment, the Borrowers shall
(i) pay the unused commitment fee, payable pursuant to Section 2.11, accrued on the amount of the Aggregate

Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the sum of (a) the aggregate unpaid principal amount of the Loans, (b) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a cash collateral deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment), (d) prepay the amount by which the Loans outstanding to any Lender exceeds its Commitment Percentage as so reduced and (e) compensate the Lenders for their funding costs, if any, in accordance with Section 3.1(i).

         2.9 Commitment Termination. The Commitment of each Lender and the Aggregate Commitment shall terminate on the Facility Termination Date.

         2.10 Required Payments. The outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

         2.11 Unused Commitment Fees. The Borrowers agree to pay to the Agent for the benefit of the Lenders an unused commitment fee to be shared among Lenders on the basis of their respective Commitment Percentages with respect to the Commitments for the period from and including the Closing Date to but excluding the Facility Termination Date, computed at .25% of the average daily aggregate amount of the Aggregate Available Commitment from time to time in effect, to be payable quarterly in arrears on each Payment Date and on the Facility Termination Date, commencing on January 1, 1998. Notwithstanding the foregoing, prior to BankBoston being required to fund Loans to Pacific or participate in Letters of Credit or unreimbursed drawings issued for the account of Pacific and prior to a Default, BankBoston's unused commitment fee shall only accrue on the $20,000,000 sublimit to Pacific Germany and the other Lenders shall share ratably the unused commitment fee accruing on the remaining $80,000,000. Thereafter, all unused commitment fees shall be shared by the Lenders as set forth in the first sentence of this Section.

         2.12 Upfront Fee. The Borrowers agree to pay to the Agent for the benefit of the Lenders an upfront fee to be shared among Lenders on the basis of their respective Commitment Percentages with respect to the Commitments as in effect on the Closing Date. Such fee shall be equal to .10% of the Aggregate Commitment, to be payable on the Closing Date.

         2.13 Administrative Fees. The Borrowers agree to pay to the Agent, for its own account, certain administrative fees set forth in a fee letter dated as of the Closing Date among the Borrowers and the Agent.

         2.14 Voluntary Conversion of Advances. The Borrowers may on any Business Day, upon written notice (a "Conversion/Continuation Notice") given to the Agent (and to BankBoston, in the case of Pacific Germany) not later than 12:00 noon, Los Angeles time, on the third Business Day before the date of the proposed conversion and subject to the provisions of Section 3.1(c), convert any Advance (other than Swingline Loans) into an Advance of another Type; provided, however, that, with respect to a conversion from a LIBOR Loan into a Base Rate Loan (or, in the case of Pacific Germany from a LIBOR Loan to an IBCOF Loan), any such conversion shall be made on, and only on, the last day of the Interest Period for such Loan. Each such notice of a conversion shall, within the restrictions specified above, specify (a) the Loan to be converted, (b) the Type of Loan into which such Loan is to be converted and (c) the requested date for such conversion. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. Any part of outstanding LIBOR Loans, IBCOF Loans (only in the case of Pacific Germany) and Base Rate Loans may be converted as provided herein, provided (i) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility Termination Date and (ii) the Borrowers shall not have the right to continue or convert to a LIBOR Loan if a Default shall have occurred and be continuing. However, if the Borrowers shall fail to give any required notices described above in this Section or if such continuation is not permitted pursuant to the preceding sentence, such Loans shall be automatically converted to Base Rate Loans (or IBCOF Loans, in the case of Pacific Germany) on the last day of such then-expiring Interest Period and shall be continued in Dollars or the Optional Currency in which last denominated.

         2.15 Notice of Borrowing. The Borrowers shall give the Agent irrevocable written notice substantially in the form of Exhibit D attached hereto (which notice must be received by the Agent prior to 9:00 a.m., Los Angeles time, on the proposed Borrowing Date, in the case of Pacific, or received by BankBoston prior to 9:00 a.m., Frankfurt time, on the proposed Borrowing Date, in the case of Pacific Germany (with a copy to be sent promptly to the Agent), or, if all or any part of the Loans are requested to be made as LIBOR Loans or Loans in an Optional Currency or Loans to Pacific when the aggregate Loans and Letters of Credit outstanding together with unreimbursed amounts under Letters of Credit exceed $80,000,000, three Business Days prior to each proposed Borrowing Date) requesting that the Lenders make the Loans on the proposed Borrowing Date and specifying (i) the aggregate amount of Loans requested to be made (which must be in an aggregate amount equal to at least $2,000,000 (or the Dollar Equivalent of such amount if made in an Optional Currency) or an integral multiple of $1,000,000 (or the Dollar Equivalent of such amount if made in an Optional

Currency), in the case of Pacific or in an aggregate amount equal to at least $1,000,000 (or the Dollar Equivalent of such amount if made in an Optional Currency) or an integral multiple of $500,000 (or the Dollar Equivalent of such amount if made in an Optional Currency) or in such greater or lesser amount, as permitted by BankBoston in order to obtain a round figure in an Optional Currency, in the case of Pacific Germany) (or, if less, the then Available Commitment), (ii) subject to Section 2.6, whether the Loans are to be LIBOR Loans, IBCOF Loans, Base Rate Loans or a combination thereof, (iii) if the Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the Interest Periods therefor and
(iv) if the Loans are to be partly or entirely Loans in an Optional Currency, the respective amounts of each Optional Currency. Each Loan in an Optional Currency must have a Dollar Equivalent at least equal to $2,000,000. Notwithstanding the foregoing, (a) any Loan to be used solely to repay Swingline Loans may be in the aggregate outstanding principal amount of such Swingline Loans and (b) Swingline Loans must only be in an aggregate amount at least equal to $500,000 or an integral multiple thereof. On receipt of such notice, the Agent shall promptly notify each Lender thereof no later than 10:30 a.m., Los Angeles time, on the date of receipt of such notice, in the case of Loans to Pacific and promptly, in the case of Loans to Pacific Germany. On the proposed Borrowing Date, except for Swingline Loans and Loans to Pacific Germany, not later than 1:00 p.m., Los Angeles time, each Lender shall make available to the Agent at its office specified in Section 15.1 such Lender's Commitment Percentage of the aggregate borrowing amount (as determined in accordance with Section 2.5) in immediately available funds and in Dollars or the Optional Currency requested. Not later than 1:30 p.m., Los Angeles time, in the case of Pacific and not later than 1:30 p.m., Frankfurt time, in the case of Pacific Germany, on the date of such Loans and upon fulfillment of the applicable conditions set forth in Section 4, the Agent (or BankBoston, in the case of Loans to Pacific Germany) shall make such Loans available to the Borrowers in immediately available funds. Each notice pursuant to this Section 2.15 shall be irrevocable and binding on the Borrowers. The Agent may, in the absence of notification from any Lender that such Lender has not made its Commitment Percentage available to the Agent, on such date, credit the account of the Borrowers on the books of such office of the Agent with the aggregate amount of Loans.

         The obligation of the Lenders to make any Advance to the Borrowers, the proceeds of which are, at Borrowers' request, to be disbursed to the Borrowers or any other Persons by wire transfer, cashier's check, credit to an account at UBOC not in either Borrower's name or to be used to pay off amounts under Existing Credit Agreements, shall be subject to all applicable laws and regulations, and the policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time (the "Applicable Law and

Policies"). The Borrowers acknowledge that, as a result of the Applicable Law and Policies, the disbursement of the proceeds of any Advance which the Borrowers have requested to be disbursed may be significantly delayed. All disbursement shall be made in accordance with the Agent's policies and procedures, including, without limitation, all security procedures.

         2.16 Commitment Obligations. Neither the Agent nor any Lender shall be responsible for the obligation or Available Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrowers of their obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.17 Interest. A Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a LIBOR Loan into a Base Rate Loan pursuant to Section
2.14 to (but not including) the date it becomes due or is converted into a LIBOR Loan pursuant to Section 2.14 hereof, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on any Loan maintained as a Base Rate Loan will take effect simultaneously with each change in the Base Rate. Each IBCOF Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a LIBOR Loan into an IBCOF Loan pursuant to Section 2.14 to (but not including) the date it becomes due or is converted into a LIBOR Loan pursuant to Section
2.14 hereof, at a rate per annum equal to IBCOF Rate for such day. Changes in the rate of interest on any Loan maintained as an IBCOF Rate Loan will take effect simultaneously with each change in the IBCOF Rate. Each LIBOR Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate determined as applicable to such LIBOR Loan. Pacific Germany may only borrow Loans at the LIBOR Rate or the IBCOF Rate. Pacific may only borrow Loans at the Base Rate or the LIBOR Rate (except for Swingline Loans, which shall be only at the Fed Funds Rate).

         For purposes of determining the Applicable Margin for all LIBOR Loans, IBCOF Loans and Swingline Loans, interest rates on the LIBOR Loans, IBCOF Loans and Swingline Loans shall be calculated on the basis of the Total Funded Debt Leverage Ratio set forth in the most recent Compliance Certificate delivered pursuant to Section 7.1(iii). For accrued and unpaid interest only (no changes being made for interest payments previously made), changes in interest rates on the LIBOR Loans, IBCOF Loans and Swingline Loans attributable to changes in the Applicable Margin caused by changes in the applicable Leverage Ratio Level shall be calculated upon the delivery of a Compliance Certificate and such change shall be effective from the fifth Business Day after receipt by the Agent of such Compliance Certificate. If, for any reason, the Borrowers shall fail to deliver a Compliance Certificate when due in accordance with Section 7.1(iii), and such failure shall continue for a period of 10 days, the Leverage Ratio Level shall be deemed to be Level 6, retroactive to the date on which the Borrowers should have delivered such Compliance Certificate and shall continue until a Compliance Certificate indicating a different Leverage Ratio Level is delivered to the Agent.

         2.18 Rates Applicable After Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default no Loan may be made as, converted into or continued as a LIBOR Loan. During the continuance of an Event of Default each Loan shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum. All such interest shall be payable on demand of the Agent.

         2.19 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds in Dollars or the Optional Currency in which the Loan was made to the Agent (or to BankBoston, in the case of Loans to Pacific Germany) at the address specified pursuant to Article 15, or at any other Applicable Lending Office of the Agent (or BankBoston, as applicable) specified in writing by the Agent (or BankBoston, as applicable) to the Borrowers, by 2:00 p.m., Los Angeles time, on the date when due and shall be applied ratably by the Agent among the Lenders (except amounts paid to BankBoston shall be retained by BankBoston for its own account unless the other Lenders shall have funded their pro rata portion of Loans or credit extended to Pacific Germany). As long as only BankBoston has funded Loans to Pacific Germany, notwithstanding the foregoing, all payments of the Obligations by Pacific Germany hereunder shall be made in Germany, without setoff, deduction or counterclaim, in immediately available funds, by 11:00 a.m., Frankfurt time, on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article 15 or at any Applicable Lending Office specified in a notice received by the Agent from such Lender. The Agent is hereby authorized (but not obligated) to charge the account of the Borrowers maintained with UBOC for each payment of principal, interest and fees as it becomes due hereunder.

         2.20 Telephonic Notices. The Borrowers hereby authorize the Lenders and the Agent to convert or continue Loans and effect selections of Types of Loans based on telephonic notices made by any Person or Persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.21 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan and IBCOF Loans to Pacific Germany shall be payable on each Payment Date, commencing with January 1, 1998, on any date on which a Base Rate Loan and IBCOF Loans to Pacific Germany are prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Base Rate Loan and IBCOF Loans to Pacific Germany converted into a LIBOR Loan on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

         Interest on LIBOR Loans and IBCOF Loans to Pacific Germany and fees shall be calculated for actual days elapsed on the basis of a 360-day year and interest on Base Rate Loans shall be calculated for actual days elapsed on the basis of 365-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m., Los Angeles time, at the place of payment (or, in the case of payments to BankBoston by Pacific Germany, if payment is received prior to 11:00 a.m., Frankfurt time, at the place of payment). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause any payment of interest on or principal of any LIBOR Loan to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day, and such shortened time shall in such case be used in the computation of payment of interest.

         2.22 Notification of Loan, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of a borrowing notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate and BankBoston will give the Agent prompt notice of each change in the IBCOF Rate.

         Each determination of an interest rate by the Agent (or BankBoston in the case of a determination of the IBCOF Rate) pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

         2.23 Applicable Lending Offices. Each Lender may book its Loans at any Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time (except that BankBoston must continue to fund Loans to Pacific Germany through an office of BankBoston located in Germany). All terms of this Agreement shall apply to any such Applicable Lending Office and the Notes shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written or telex notice to the Agent and the Borrowers, designate an Applicable Lending Office through which the Loans will be made by it and for whose account Loan payments are to be made.

         2.24 Non-Receipt of Funds by the Agent. Unless the Borrowers or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent (or BankBoston, as applicable) for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the overnight federal funds effective rate (as published by the Board of Governors of the Federal Reserve System as in effect from time to time) for such day or (b) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

         2.25 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.26 Optional Prepayments. The Borrowers may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, in the case of Pacific, or IBCOF Loans, in the case of Pacific Germany, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans or IBCOF Loans, from the Borrowers to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or IBCOF Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrowers, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrowers on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $500,000 (or the Dollar Equivalent thereof if denominated in an Optional Currency) or an integral multiple thereof. Optional prepayments shall be applied as directed by the Borrowers. In the absence of any such direction, prepayments shall be applied first to Swingline Loans, and then to Loans to Pacific and Loans to Pacific Germany on a pro rata basis.

         2.27 Optional Currency Dollar Equivalent. For all purposes of this Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Agent or BankBoston, as applicable, absent manifest error) in the first currency which is or could be purchased by the Agent or BankBoston, as applicable (in accordance with its normal banking practices) with such specified amount in the second currency in the foreign currency deposit markets for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., Los Angeles time, on such date.

         In the event that any portion of the funds available under the terms of this Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to the above paragraph by the Agent or BankBoston, as applicable, at the time the Borrowers request any Loan or Letter of Credit and otherwise no less frequently than once per week. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining Aggregate Available Commitment and any required repayments hereunder.

         2.28 Mandatory Prepayments.

              (i) If at any time the aggregate principal amount of all Loans outstanding (including Loans in any Optional Currency calculated at the Dollar Equivalent thereof), the aggregate Letter of Credit Amount of all Letters of Credit outstanding and the aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed the Aggregate Commitment, whether as a result of fluctuations in currency exchange rates or otherwise, the Borrowers shall pay immediately upon demand made by the Agent all amounts (calculated at the Dollar Equivalent, if applicable) required in order to reduce such amounts outstanding to the Aggregate Commitment and such additional amounts as are required under
Section 3.1 in connection with such prepayment, and if no Loans are then outstanding, shall deposit with the Agent cash collateral in an amount equal to the amount by which the aggregate Letter of Credit Amounts of all Letters of Credit outstanding exceeds the Aggregate Commitment.

              (ii) If at any time the aggregate principal amount of the outstanding Loans (calculating all amounts denominated in Optional Currencies at their Dollar Equivalent) extended to Pacific Germany shall exceed $20,000,000, whether as a result of fluctuations in currency exchange rates or otherwise, the Borrowers shall pay immediately upon demand by the Agent all amounts required in order to reduce such amount outstanding to $20,000,000 (or the Dollar Equivalent of Loans outstanding in Optional Currencies) and such additional amounts as are required under Section 3.1 in connection with such prepayment.

              (iii) If at any time the aggregate Letter of Credit Amount of all Letters of Credit outstanding and the aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed $10,000,000 for whatever reason, the Borrowers shall immediately deposit with the Agent cash collateral in an amount equal to the amount by which the aggregate Letter of

Credit Amount of all Letters of Credit outstanding and any aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed $10,000,000.

              (iv) If at any time the aggregate principal amount of the outstanding Swingline Loans extended to Pacific shall exceed $5,000,000, for any reason, the Borrowers shall pay immediately upon demand by the Agent all amounts required in order to reduce such amount outstanding to $5,000,000.

              (v) Upon a sale, or a combination of sales, lease transfer or other disposition of the assets of the Borrowers (other than sales in the ordinary course of business) which results in receipts by the Borrowers of either (1) cash proceeds and/or (2) repayment of any Debt owing to the Borrowers resulting from any such sale or combination of sale of assets, the Borrowers shall prepay the Loans in amount equal to 100% of such cash proceeds or Debt repaid (net of reasonable and customary costs of sale and related income tax expense). All such prepayments shall be made promptly, unless any such prepayment would result in the Borrowers being obligated to pay breakfunding costs under Section 3.1(i), in which case such prepayment shall be made on the earlier of (a) the last day of the Applicable Interest Period and (ii) 90 days after receipt of such proceeds or the date Debt was repaid. All such prepayments shall be applied in accordance with Section 2.29.

              (vi) Upon any issuance of common stock by the Borrowers, (except stock issued pursuant to stock options or other grants to employees), the Borrowers shall prepay the Loans in an amount equal to 100% of the net cash proceeds of such issuance received by the Borrowers. All such prepayments shall be made promptly, unless any such prepayment would result in the Borrowers being obligated to pay breakfunding costs under Section 3.1(i), in which case such prepayment shall be made on the earlier of (a) the last day of the applicable Interest Period and (ii) 90 days after receipt of such proceeds or the date Debt was repaid. All such prepayments shall be applied in accordance with Section 2.29.

              (vii) Upon any issuance of any Debt or debt security of the Borrowers or any of their respective Subsidiaries (other than the issuance of industrial revenue bonds), the Borrowers shall prepay the Loans in an amount equal to 100% of the net cash proceeds of such issuance received by the Borrowers or their Subsidiaries (other than Debt in the ordinary course of business). All such prepayments shall be made promptly, unless any such prepayment would result in the Borrowers being obligated to pay breakfunding costs under Section 3.1(i), in which case such prepayment shall be made on the earlier of (a) the last day of the applicable Interest Period and (ii) 90 days after receipt of such proceeds of the date Debt was repaid. All such prepayments shall be applied in accordance with Section 2.29.

         2.29 Application of Repayments. All repayments of principal made pursuant to Section 2.28 (except as expressly set forth in Sections 2.28(i), (ii) and (iii)) shall be applied, in the absence of instruction by the Borrowers, first to any prepayment indemnification obligation owed pursuant to
Section 3.1 in connection with such prepayment, second, to the principal of Base Rate Loans and IBCOF Loans (on a pro rata basis) and then to the principal of LIBOR Loans. Each partial repayment shall be allocated among the Lenders in proportion, as nearly as practicable, to their respective Commitment Percentages, with adjustments to the extent practicable, to equalize any prior repayments not exactly in proportion.

         Notwithstanding the rights given to the Borrowers pursuant to California Civil Code Sections 1479 and 2822 or equivalent provisions in the laws in the State of California, to designate how payments will be applied, the Borrowers hereby waive such rights and the Agent shall have the right in its sole discretion, other than as specifically set forth herein, to determine the order and method of application of payments to outstanding Obligations and to revise such application prospectively or retroactively at its discretion.

         2.30 Guaranty of Pacific Germany Obligations. Pacific hereby guarantees to each Lender and the Agent the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations by Pacific Germany in each case strictly in accordance with their terms. Pacific hereby further agrees that if Pacific Germany shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of its Obligations, Pacific will immediately pay the same, without any demand or notice whatsoever, and that in the case of an extension of time of payment or renewal of all or any part of the Obligations of Pacific Germany, the same will be timely paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This guaranty is irrevocable and unconditional in nature and is made with respect to any Obligations now existing or in the future arising by Pacific Germany. Pacific's liability under this guaranty shall continue until full satisfaction of all Obligations of Pacific Germany. This guaranty is a guaranty of due and punctual payment and performance and is not merely a guaranty of collection.

         Pacific is guaranteeing Pacific Germany's Obligations hereunder and under the other Loan Documents in consideration for the financial accommodations to be provided by the Agent and the Lenders under this Agreement for the mutual benefit, directly and indirectly, of each of the Borrowers.

         The Obligations of Pacific under this Section constitute full recourse Obligations of Pacific enforceable to the fullest extent permitted by applicable law against Pacific to the full extent of its Properties and assets, irrespective of the validity, irregularity or enforceability of this Agreement or any other circumstance whatsoever.

         Except for such notices to the Borrowers expressly required by this Agreement, Pacific, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its guaranty, notice of any Loans or credit made or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement.

         Pacific acknowledges that the obligations undertaken by it under this guaranty involve the guaranty of Obligations of a Person other than Pacific and that such obligations of Pacific are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, Pacific agrees that:

              (i) Without affecting the enforceability or effectiveness of this guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of Pacific, or the rights, remedies, powers and privileges of the Agent and the Lenders under this guaranty, the Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                  (a) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Obligations);

                  (b) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or forgive, any Loan Document or any agreement, security document, guaranty, approval, consent or other instrument with respect to all or any part of the Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

                  (c) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Obligations or any collateral now or in the future serving as security for the Obligations;

                  (d) accept or receive (including from any other guarantor) partial payments or performance on the Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                  (e) accept, receive and hold any additional collateral for all or any part of the Obligations (including from any other guarantor);

                  (f) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other guarantor) for or relative to all or any part of the Obligations;

                  (g) apply any collateral or the proceeds of any collateral or guaranty (including any letter of credit or the obligations of any other guarantor) to all or any part of the Obligations in such manner and extent as the Agent or any Lender may in its discretion determine;

                  (h) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Obligations;

                  (i) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Agent or the Lenders may determine or as applicable law may dictate all or any part of the Obligations or any collateral on or guaranty of (including any letter of credit issued with respect to) all or any part of the Obligations (including with any other guarantor);

                  (j) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of Pacific Germany or any other Person (including any other guarantor);

                  (k) proceed against Pacific Germany, or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this guaranty as to Pacific;

                  (l) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set off;

                  (m) obtain the appointment of a receiver with respect to any collateral for all or any part of the Obligations and apply the proceeds of such receivership as the Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (m) shall be deemed to make the Agent or any Lender a party in possession in contemplation of law, except at its option); and

                  (n) enter into such other transactions or business dealings with any other guarantor, either Borrower, any Subsidiary or Affiliate of the Borrowers or any other guarantor of all or any part of the Obligations as the Agent or any Lender may desire

              (ii) The enforceability and effectiveness of this guaranty and the liability of and the rights, remedies, powers and privileges of the Agent and the Lenders, under this guaranty shall not be affected, limited, reduced, discharged or terminated, and hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                  (a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Obligations;

                  (b) any disability or other defense with respect to all of any part of the Obligations of Pacific Germany, any other guarantor of all or any part of the Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Obligations or the obligations of any such other guarantor;

                  (c) the illegality, invalidity or unenforceability of any security or guaranty (including any letter of credit) for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or of any collateral for all or any part of the Obligations;

                  (d) the cessation, for any cause whatsoever, or the inability of Pacific Germany or any other guarantor of all or any part of the Obligations (other than, by reason of the full payment and performance of all Obligations);

                  (e) any failure of the Agent or any Lender to marshal assets in favor of Pacific Germany or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against Pacific Germany, any other guarantor of all or any part of the Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other guarantor's liability, neither the Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Obligations may be due and payable and that Pacific Germany may be in default of its obligations under any Loan Document;

                  (f) any failure of the Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations) for all or any part of the Obligations to Pacific Germany, or any other Person or any defect in, or any failure by Pacific or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                  (g) any failure of the Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Obligations;

                  (h) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any guarantor or may preclude any guarantor from obtaining reimbursement, contribution, indemnification or other recovery from Pacific Germany, any other guarantor or any other Person and even though Pacific Germany may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                  (i) any benefits Pacific Germany, or any other guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                  (j) any act or omission of the Agent, any Lender or any other Person that directly or indirectly results in or aids the discharge or release of Pacific Germany or any other guarantor of all or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

                  (k) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                  (l) the possibility that the obligations of Pacific Germany to the Agent and the Lenders may at any time and from time to time exceed the liability of Pacific under this guaranty;

                  (m) any counterclaim, set-off or other claim which Pacific Germany or any other guarantor has or alleges to have with respect to all or any part of the Obligations (except if any such counterclaim, set-off or other claim is deemed reasonable by the Required Lenders, and then only to the extent of such counterclaim, set-off or other claim);

                  (n) any failure of the Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (o) election by the Agent or any Lender, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

                  (p) any extension of credit or the grant of any Lien under
Section 354 of the Bankruptcy Code;

                  (q) any use of cash collateral under Section 363 of the Bankruptcy Code;

                  (r) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

                  (s) the avoidance of any Lien in favor of the Agent or any Lender for any reason;

                  (t) Any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding;

                  (u) any action taken by the Agent or any Lender that is authorized by this Section or otherwise in this guaranty or by any other provision of any Loan Document or any omission to take any such action; or

                  (v) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845,, 2850, 2899, 3275
and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

              (iii) Pacific expressly waives, for the benefit of the Agent and the Lenders, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this guaranty or of the existence, creation, incurring or assumption of new or additional Obligations. Pacific further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

              (iv) Pacific hereby waives, until the payment and satisfaction in full of all of the Obligations and the expiration and termination of the Commitments of the Lenders, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against Pacific Germany or any other guarantor of all or any part of the Obligations or any collateral for all or any part of the Obligations by reason of any payment or other performance pursuant to the provisions of this guaranty and, if any amount shall be paid to on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the Lenders) on account of the Obligations. Pacific understands that the exercise by the Agent or any Lender of any right, remedy, power or privilege that it may have under the Loan Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Obligations or otherwise may affect or eliminate such or any other guarantor's right of subrogation or similar recovery against Pacific Germany, any other guarantors or any collateral and that such and Germany may therefore incur partially or totally nonreimbursable liability under this guaranty. Nevertheless, Pacific Germany hereby authorizes and empowers the Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges

              (v) The Agent may bring and prosecute a separate action or actions against whether or not Pacific Germany, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against Pacific Germany, any other guarantor, any other Person, or any collateral for all or any part of the Obligations. The obligations of under, and the effectiveness of, this guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Obligations.

              (vi) Pacific agrees that any indebtedness of Pacific Germany now or in the future owed to Pacific is hereby subordinated to the Obligations. If the Agent so requests, any such indebtedness shall be collected, enforced and received by Pacific as trustee for the Agent and shall be paid over to the Agent (for the benefit of the Lenders) in kind on account of the Obligations.

              (vii) The provisions of this Section shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and the obligations of the Lenders to make Loans and or the Agent to issue, extend or renew Letters of Credit hereunder shall have terminated. If at any time any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Lenders upon the insolvency, bankruptcy or reorganization of either of the Borrowers or otherwise, the provisions of this Section shall forthwith be reinstated in effect, as though such payment had not been made.

              (viii) To the extent Pacific makes a payment hereunder in excess of the aggregate amount of the benefit received by Pacific in respect of the extensions of credit under this Agreement, then Pacific, after the final and irrevocable payment in full in cash of all the Obligations of the Borrowers hereunder and the termination of all Commitments and Letters of Credit hereunder shall be entitled to recover from Pacific Germany such excess payment pro rata and the right to such recovery shall be deemed to be an asset and property of Pacific.

         2.31 Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, except that the maximum of all amounts constituting interest under applicable law, howsoever computed shall never exceed as to any Person liable therefor such lawful maximum, in any term of this Agreement, any Note, any Loan Document or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section.

         2.32 Extension of Facility Termination Date. The Facility Termination Date may be extended on each anniversary of the Closing Date (and each extension date) for a period of one year after the date on which the Facility Termination Date would otherwise have occurred. If the Borrowers wish to request an extension of the Facility Termination Date on any extension date, they shall give written notice to that effect to the Agent not less than 45 nor more than 90 days prior to such extension date, whereupon the Agent shall notify each of the Lenders of such notice. Each Lender will respond to each request whether affirmatively or negatively, within 30 days. Subject to Section 14.3, if any Lender shall respond negatively or shall fail to respond within such 30 days, but Lenders having at least 51% of the Aggregate Commitment shall have agreed to such extension, the Borrowers shall have the right either (i) to replace any Lenders voting against the extension or (ii) reduce the Aggregate Commitments by an amount equal to the Commitment of such Lender or Lenders voting against the extension. If Lenders having 51% of the Aggregate Commitment do not agree to such extension, the then-effective Facility Termination Date shall remain in effect and no such extension shall occur. If consented to, the Facility Termination Date shall be extended, effective on such extension date, for a period of one year to the date stated in such extension request.

                                    ARTICLE 3

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection.

             (i) If any repayment of principal of, or conversion of, or any reallocation among the Lenders of, any LIBOR Loan or an IBCOF Loan is made other than on the last day of an Interest Period therefor, as a result of a prepayment, reallocation, payment or conversion, or an acceleration of the maturity of the Loan pursuant to Section 10, or for any other reason, or if the Borrowers shall fail to borrow a LIBOR Loan or an IBCOF Loan after requesting one, then the Borrowers shall, upon demand by the Agent pay to the Lenders any amounts required to compensate them for any additional losses, costs or expenses that they may reasonably incur as a result of such repayment, conversion or failure to borrow, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain such LIBOR Loan or an IBCOF Loan.

            (ii) If, due to either (a) the introduction of or any change in or in the interpretation of any Governmental Rule (including, without limitation, any Governmental Rule addressing risk-based capital) or (b) the compliance by the Lenders with any Governmental Rule (whether or not having the force of law), there is any increase in the cost to the Lenders of agreeing to make, making, funding or maintaining any LIBOR Loan or an IBCOF Loan, then the Borrowers shall from time to time, upon written demand by the Agent, pay to the Agent additional amounts sufficient to compensate the Lenders for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by the Agent, shall be conclusive and binding for all purposes, absent manifest error.

              (iii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans hereunder, then, on notice thereof and demand therefor by the Agent to the Borrowers, (a) the obligation of such Lender to make LIBOR Loans and to convert Base Rate Loans or IBCOF Loans into LIBOR Loans shall terminate and (b) the Borrowers shall forthwith prepay in full all LIBOR Loans then outstanding, together with interest accrued thereon, unless the Borrowers, within five Business Days of such notice and demand, convert all LIBOR Loans then outstanding into Base Rate Loans or IBCOF Loans, as applicable, in accordance with Section 2.14.

              (iv) If, with respect to any LIBOR Loan, the Agent notifies the Borrowers that LIBOR for such Loan will not adequately reflect the cost to one or more Lenders (as determined by such Lender(s) in good faith on the basis of market conditions then in effect) of making, funding or maintaining such Loan, then (a) such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan or an IBCOF Loan, as applicable, and (b) the obligation of the affected Lender to make, or to convert Base Rate Loans or IBCOF Loans into LIBOR Loans shall be suspended until the Agent notifies the Borrowers that the circumstances causing such suspension no longer exist.

         3.2 Taxes. All payments by or on behalf of the Borrowers hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Person, other than any tax on or measured by the overall net income of the Agent or a Lender pursuant to the income tax laws of the United States, the jurisdiction where the Agent's or such Lender's principal office is located or any political subdivision thereof (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid hereunder. A certificate as to any additional amounts payable to the Agent or a Lender hereunder submitted to the Borrowers by the Agent shall show in reasonable detail the amount payable to the Agent or a Lender and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by the Borrowers hereunder with respect to past payments shall be due within ten days following receipt by the Borrowers of such certificate from the Agent; and such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agent) to establish any tax credit to which a Lender may be entitled. The agreements and obligations of the Borrowers under this paragraph shall survive the payment in full of the Loans.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         4.1 Initial Loan or Letter of Credit. The Lenders shall not be required to make their initial Loans or participate in the initial Letter of Credit, initial Swingline Loan or initial Loan to Pacific Germany hereunder unless the Borrowers have furnished to the Agent or unless the following shall be in effect:

              (i) this Agreement and the Notes, duly executed by the Borrowers;

              (ii) Articles of Incorporation and Bylaws (or the equivalent corporate documents for Pacific Germany, translated into English) of each Borrower certified by the Secretary of State of California (in the case of Pacific) or the relevant Governmental Person (in the case of Pacific Germany);

              (iii) Resolutions of the Board of Directors of each Borrower (where applicable) approving the execution, delivery and performance by the Borrowers, of the Loan Documents to which the Borrowers are a party, certified by the Secretary of the Borrowers, to be true and correct and in full force and effect;

              (iv) an Incumbency Certificate of each Borrower;

              (v) a favorable legal opinion (in form and substance satisfactory to the Agent) of counsel to the Borrowers;

              (vi) evidence that all amounts outstanding by Pacific under the Existing Credit Agreements to which it is a party have been paid in full and that such documents have been terminated;

              (vii) a Certificate executed by an Authorized Officer of the Borrowers, in form and substance satisfactory to the Agent, setting forth the Total Funded Debt Leverage Ratio for the Borrowers as of June 28, 1997;

              (viii) all fees and expenses to be paid on the Closing Date;

              (ix) no statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrowers, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement and the other Loan Documents;

              (x) copies of the Borrowers' Consolidated unaudited financial statements for the period ending June 28, 1997;

              (xi) evidence satisfactory to the Agent that there shall have been no material adverse change to the syndication markets for credit facilities similar to this Agreement and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets which would have an adverse effect on such syndication market, as determined by the Agent in its sole discretion; and

              (xii) such other documents, instruments and opinions as the Agent, any Lender or its respective counsel may have reasonably requested.

         4.2 All Loans. The Lenders shall not be required to make any Loan (including the initial Loan) and shall not be required to participate in any Swingline Loans or Loans to Pacific Germany (except as otherwise provided herein) hereunder unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders:

              (i) a duly completed notice of borrowing executed by an Authorized Officer of the Borrowers which shall be deemed a representation and warranty to the Agent and Lenders that:

                  (a) there exists no Default or Event of Default;

                  (b) the representations and warranties contained in Article 5 hereof are true and correct as of the Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (c) no event has occurred, or condition exists, which could have a Material Adverse Effect.

              (ii) such other documents as the Agent, any Lender or its respective counsel may have reasonably requested.

         4.3 All Letters of Credit. The Agent shall not be required to issue any Letter of Credit and the Lenders shall not be required to participate in any Letter of Credit (including the initial Letter of Credit) hereunder unless Pacific has furnished to the Agent with sufficient copies for the Lenders:

              (i) a completed Letter of Credit Request with regard to each such Letter of Credit;

              (ii) all fees to be paid to the Agent in connection with each Letter of Credit shall have been paid; and

              (iii) such other documents as the Agent, any Lender or its respective counsel may have reasonably requested.

         Any Letter of Credit Request delivered to the Agent shall be deemed a representation and warranty to the Agent and the Lenders that:

              (i) there exists no Default or Event of Default;

              (ii) the representations and warranties contained in Article 5 hereof are true and correct as of the issuance date of each Letter of Credit except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

              (iii) no event has occurred, or condition exists, which could have a Material Adverse Effect.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Lenders that:

         5.1 Authorization. The execution, delivery and performance by the Borrowers of the Loan Documents to which the Borrowers are a party are within the Borrowers' corporate powers, have been duly authorized by all necessary corporate action and do not contravene any applicable law, rule, regulation or order or any contractual restriction binding on or affecting the Borrowers or their Subsidiaries.

         5.2 Enforceability. Each Loan Document to which the Borrowers are a party is the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         5.3 Use of Proceeds. The Borrowers will use the proceeds of the Loans solely as set forth in Section 7.2. No action has been taken or is currently planned by the Borrowers, or any agent acting on their behalf, which would cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve

System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of their important activities and none of the proceeds of the Loans or Letters of Credit will be used directly or indirectly for such purpose.

         5.4 Litigation. Except as disclosed in the Borrowers' most recent annual and quarterly SEC reports on Form 10-K and Form 10-Q, there is no litigation, tax claim, proceeding, arbitration or dispute pending, or, to the best knowledge of the Borrowers, threatened against or affecting the Borrowers or their Property, an adverse determination in which could have a Material Adverse Effect.

         5.5 Financial Statements. The Consolidated financial statements of the Borrowers dated December 31, 1996 and June 28, 1997, copies of which have been delivered to the Lenders, fairly and accurately reflect the financial condition of the Borrowers and their Subsidiaries as of such date, and since such date there has been no Material Adverse Effect.

         5.6 Taxes. The Borrowers and each Subsidiary have filed all tax returns and reports required to be filed and have paid all applicable federal, state and local franchise and income taxes which are due and payable.

         5.7 Subsidiaries. Schedule 2 hereto contains an accurate list of all of the presently existing Subsidiaries of each Borrower, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or ownership interests owned by the Borrowers or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.8 ERISA. There are no Unfunded Liabilities of the Borrowers. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, except to the extent that the failure to comply therewith does not have a Material Adverse Effect. No Reportable Event has occurred with respect to any Single Employer Plan, except to the extent that such Reportable Event has no Material Adverse Effect. Neither of the Borrowers nor any Subsidiary (a) is a party to any Multiemployer Plan or (b) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

         5.9 Accuracy of Information. No information, exhibit or report furnished by the Borrowers or any of their Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

         5.10 Organization and Existence. The Borrowers are duly organized, validly existing and in good standing under the laws of the State of California and Germany, respectively, and they have the corporate power and authority, and the legal right, to own and operate their respective Properties and to conduct the business in which they are currently engaged and in which they propose to be engaged after the Closing Date and are duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where their ownership, lease or operation of Property or the conduct of their business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and are in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.11 Consents. No consent or authorization of, or filing with or other act by or in respect of, any Governmental Authority, or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the Loans, the Letters of Credit and the use of the proceeds thereof will not violate any Requirement of Law or contractual obligations of the Borrowers or any of their Subsidiaries which could be reasonably expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective Properties or revenues pursuant to any such Requirement of Law or contractual obligation, except pursuant to the Loan Documents or otherwise as permitted hereunder, which Lien could reasonably be expected to have a Material Adverse Effect.

         5.12 Intellectual Property. To the best of their knowledge, the Borrowers and each of their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, patents, copyrights, material permits, licenses or other intangibles necessary for the conduct of their business as currently conducted without conflict with the rights of others, except to the extent that the failure to own or license such property could not reasonably be expected to have a Material Adverse Effect.

         5.13 Default. There exists no Default or Event of Default.

         5.14 Nature of Business. Neither of the Borrowers nor any of their Subsidiaries is engaged in any material business other than as set forth in the Report on Form 10-K pursuant to the Securities Exchange Act of 1934 for the Borrowers for fiscal year 1996.

         5.15 Ranking of Loans. This Agreement and the other Loan Documents to which the Borrowers are a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrowers. The Borrowers' Obligations hereunder and thereunder will rank at least pari passu in priority of payment with all other senior Debt, except to the extent otherwise permitted hereunder.

         5.16 Investment Company Acts; Other Regulations. Neither of the Borrowers nor any of their Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.17 Environmental Matters. Except as disclosed in the Borrowers' most recent annual and quarterly SEC reports on Form 10-K and Form 10-Q, the Borrowers and their Subsidiaries are in compliance in all material respects with all applicable environmental laws, and there is no known contamination at, under or about any of their respective Properties, or violation of any environmental law with respect to any of their respective Properties or the business conducted at any of their respective Properties which involves a matter or matters which has caused or reasonably likely to cause a Material Adverse Effect.

         5.18 Title. Except for assets which may have been disposed of in the ordinary course of business, the Borrowers have good and marketable title to all of the Property reflected in their financial statements delivered to the Lenders and to all Property acquired by the Borrowers since the date of said financial statements, free and clear of all Liens, encumbrances, security interests and adverse claims except (i) those specifically referred to in said financial statements, (ii) those permitted by Section 8.8 hereof and (iii) those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6

                               FINANCIAL COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Capital Expenditures. The Borrowers will not, and will not permit any Subsidiary to, make or commit to make (by way of the acquisition of securities of a person or entity or otherwise) any Capital Expenditure, except for Capital Expenditures not exceeding $20,000,000 in aggregate principal amount for fiscal year 1997 of the Borrowers and not exceeding $18,000,000 in aggregate principal amount for any fiscal year of the Borrowers thereafter; provided that, in the event the Borrowers and their Subsidiaries do not, in any fiscal year, exhaust such amount with respect to such fiscal year, such excess amount may be used to make, or commit to make, Capital Expenditures in the immediately following fiscal year, but not thereafter. Notwithstanding the foregoing, any Capital Expenditure made by a Person which is the subject of an Acquisition by Pacific, prior to such Acquisition, shall not be included in determining compliance by the Borrowers and their Subsidiaries with this Section.

         6.2 Total Funded Debt Leverage Ratio. The Borrowers and their Subsidiaries on a Consolidated Basis shall not permit, as of the end of each fiscal quarter for the four consecutive fiscal quarters then ended, the Total Funded Debt Leverage Ratio to be greater than the following amount for the periods indicated:

         Quarters Ended                                          Amount
         --------------                                        -----------
         September 28, 1997 through and
         including December 26, 1997                            4.25:1.00

         From December 27, 1997 through
         December 26, 1998                                      4.00:1.00

         Thereafter                                             3.75:1.00

         6.3 Consolidated Net Worth. The Borrowers and their Subsidiaries on a Consolidated Basis shall at all times maintain Consolidated Net Worth, determined as of the end of each fiscal quarter, commencing June 28, 1997, of not less than $95,000,000 plus 50% of cumulative Consolidated Net Income for the period commencing on June 28, 1997 through the end of such fiscal quarter plus 75% of any net proceeds obtained from any public equity offering. (In the event that the Borrowers and their Subsidiaries have a Consolidated net loss for any fiscal quarter, Net Income for purposes of this Section shall be deemed zero for such fiscal quarter).

         6.4 Minimum Interest Coverage Ratio. The Borrowers and their Subsidiaries on a Consolidated Basis shall maintain a ratio, determined as of the end of each fiscal quarter, commencing September 26, 1997, for the four consecutive fiscal quarters then ended, of EBITDA to Interest Expense of not less than 2.5:1.0.

         6.5 Senior Funded Debt Leverage Ratio. The Borrowers and their Subsidiaries on a Consolidated Basis shall not permit, as of the end of each fiscal quarter, commencing September 26, 1997, for the four consecutive fiscal quarters then ended, the Senior Funded Debt Leverage Ratio to be greater than 3.25:1.00.

         6.6 Profitability. The Borrowers and their Subsidiaries shall not incur two consecutive quarterly losses on a Consolidated Basis.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         7.1 Financial Reporting. The Borrowers will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

            (i) As soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrowers (except the last fiscal quarter), the Borrowers' quarterly SEC report on Form 10-Q and Consolidating statements of income of the Borrowers and their Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidating balance sheets of the Borrowers and their Consolidated Subsidiaries as at the end of such period, accompanied by a certificate of an Authorized Officer of the Borrowers, which certificate shall state that those financial statements fairly present, respectively, the Consolidated and Consolidating financial condition and results of operations of the Borrowers and their Consolidated Subsidiaries, in each case in accordance with Agreement Accounting Principles, consistently applied, as at the end of, and for, such period (subject to normally recurring audit adjustments).

           (ii) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, the Borrowers' annual SEC report on Form 10-K and Consolidating statements of income of the Borrowers and their Consolidated Subsidiaries for such fiscal year and the related Consolidating balance sheets of the Borrowers and their Consolidated Subsidiaries as at the end of such fiscal year, accompanied by a unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that those financial statements fairly present, the financial condition and results of operations of the Borrowers and their Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

          (iii) Together with the financial statements required in Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B hereto (a "Compliance Certificate") signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

           (iv) As soon as possible and in any event within 10 days after either Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrowers propose to take with respect thereto.

           (v) As soon as possible and in any event within 10 days after receipt by the Borrowers, a copy of (a) any notice or claim to the effect that the Borrowers or any of their Subsidiaries is or may be liable to any Person as a result of the release by the Borrowers, any of their Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrowers or any of their Subsidiaries, which, in either case, could have a Material Adverse Effect.

          (vi) Promptly upon the furnishing thereof to the shareholders of the Borrowers, copies of all financial statements, reports and proxy statements so furnished.

         (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports or statutory statements which the Borrowers or any of their Subsidiaries files with the SEC or any insurance or regulatory agency.

          (viii) As soon as possible and in any event no later than five Business Days after the Borrowers know of any litigation or administrative or regulatory proceeding affecting the Borrowers where the amount claimed against the Borrowers or where the granting of relief requested could have a Material Adverse Effect.

            (ix) As soon as possible any change in the location of any of either Borrower's places of business or the establishment of any, or the discontinuance of any existing, places of businesses (except for the move of Pacific's office from Newport Beach, California to Santa Ana, California).

           (x) Such other statements, lists of property and accounts, budgets, forecasts, reports or other information (including non-financial information) as the Agent may from time to time reasonably request.

          (xi) By March 31 of each year, a forecast of the operating results of the Borrowers for such fiscal year and the immediately succeeding two fiscal years, in form acceptable to the Agent and accompanied by a certificate of an Authorized Officer of the Borrowers stating that such forecast has been prepared to the best knowledge of such Authorized Officer.

          (xii) As soon as possible and in any event no later than five Business Days after the Borrowers know of any other event, occurrence or development affecting the Borrowers which could have a Material Adverse Effect.

         7.2 Use of Proceeds. The Borrowers will use the proceeds of the Loans
(i) for the repayment of amounts outstanding under the Existing Credit Agreements, (ii) to pay fees and expenses in connection with this transaction,
(iii) to make permitted Acquisitions, (iv) to make settlement payments of outstanding litigation and (v) for other general working capital purposes. Letters of Credit shall be used only to support various payment obligations of the Borrowers and their Subsidiaries incurred in the ordinary course of business. The Borrowers will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans or Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U).

         7.3 Notice of Default. The Borrowers will, and will cause each Subsidiary to, give prompt (but in any case, within 3 Business Days) notice in writing to the Lenders of the occurrence of any Default or Event of Default.

         7.4 Conduct of Business. The Borrowers will, and will cause each Subsidiary to, maintain their corporate existence, to carry on and conduct their business in the business and related fields and to do all things necessary to remain in good standing in their respective jurisdiction of organization and maintain all requisite authority to conduct their business in each jurisdiction in which their respective businesses are conducted, provided that Eduard Bautz GmbH, a German corporation and Subsidiary of Pacific Germany shall be permitted to convert to a partnership. The Borrowers shall not, and shall not permit any of their Subsidiaries to, make any material change in the nature of its business as presently conducted; provided that the foregoing shall not be construed as a limitation on Acquisitions permitted hereunder.

         7.5 Records. The Borrowers will, and will cause each Subsidiary to, keep adequate records and books of account, in which full and correct entries shall be made in accordance with Agreement Accounting Principles of all financial transactions of the Borrowers, their Subsidiaries, their respective assets and their respective business.

         7.6 Insurance. The Borrowers will, and will cause each Subsidiary to, maintain insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to the Agent upon request full information as to the insurance carried.

         7.7 Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders (including without limitation, all applicable environmental laws and the rules and regulations thereunder), such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its Property, except such taxes, assessments and governmental charges as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are maintained.

         7.8 Maintenance of Properties. The Borrowers will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its respective Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its respective business carried on in connection therewith may be properly conducted at all times.

         7.9 Inspection. At any reasonable time and from time to time upon reasonable notice and subsequent to a Default, the Borrowers will, and will cause each Subsidiary to, permit the Agent and the Lenders, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrowers and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrowers and each Subsidiary, and to


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

discuss the affairs, finances and accounts of the Borrowers and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         7.10 Payment of Obligations. The Borrowers and each of their Subsidiaries will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its respective Property, or any part thereof, provided, however, that the Borrowers and their Subsidiaries shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes assessments, charges and claims.

         7.11 Condition Subsequent. Pacific Germany shall provide evidence, no later than one Business Day after the Closing Date, to the Agent and the Lenders, that all amounts outstanding under the Existing Credit Agreements to which it is a party have been paid in full and that such documents have been terminated.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         8.1 Debt. The Borrowers will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Debt, except:

         (i) Debt of the Borrowers under the Loan Documents;

         (ii) Debt in existence on the date hereof, as set forth on Schedule 3;

         (iii) trade Debt incurred to acquire goods, supplies, and services and incurred in the ordinary course of business;

         (iv) Debt incurred to refinance all or a portion of the Loans and/or Letters of Credit as long as all proceeds are used to repay the Loans (or apply as cash collateral for outstanding Letters of Credit), the Debt is not senior or pari passu in any way to the Loans or the Letters of Credit remaining outstanding and such Debt does not mature prior to the maturity of Loans and/or Letters of Credit remaining outstanding;

         (v) Debt secured by Liens permitted pursuant to Section 8.8;


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

         (vi) Subordinated Debt of Pacific issued and outstanding as of June 28, 1997 under the 7.25% Subordinated Convertible Debentures originally issued in the amount of $30,000,000 in 1983;

         (vii) Debt subordinated to the Obligations, issued with terms and conditions acceptable to the Required Lenders, of up to $50,000,000, provided that no Default exists as of the date of issuance thereof or would occur as a result of such issuance;

         (viii) Industrial development bonds up to an aggregate amount not to exceed $18,000,000, provided no Default exists as of the date of issuance thereof or would occur of such result of such issuance;

         (ix) Contingent liabilities incurred in the ordinary course of the Borrowers' business which does not exceed an aggregate principal amount of $3,000,000 at any one time outstanding;

         (x) Debt and lease obligations for the purpose of acquiring fixed or capital assets, permitted under Section 6.1;

         (xi) Debt under operating leases for real or personal property used in the Borrowers' business as presently conducted;

         (xii) The endorsement of negotiable instruments for deposit or collection in the ordinary course of the Borrower's business or presently conducted;

         (xiii) Intercompany Debt from time to time outstanding; and

         (xiv) Debt incurred to finance insurance policies of the Borrowers and their Subsidiaries through insurance companies.

         8.2 Merger. The Borrowers will not, nor will they permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets; provided that either Borrower may merge or consolidate with another Person if (i) such Borrower is the surviving corporation, (ii) the Borrowers will be in pro forma compliance with all provisions of this Agreement subsequent to such merger or consolidation, (iii) the Borrowers have filed an SEC Report (if required to do so by law) and (iv) such Borrower will not engage in any material line of business substantially different from that engaged in the Closing Date.

         8.3 Sale of Assets. The Borrowers will not, nor will they permit any Subsidiary to, lease, sell or otherwise dispose of their respective Property, to any other Person except for


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

(i) sales of inventory in the ordinary course of business for fair consideration and (ii) leases, sales or other dispositions of its respective Property that, together with all other Property of the Borrowers and their Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement do not require the Borrower to file an SEC Report; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to a Borrower or the merger of a Subsidiary into a Borrower.

         8.4 Sale of Accounts. The Borrowers will not, nor will they permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except that the Borrowers or any of their Subsidiaries may assign accounts receivable (previously expensed by the Borrowers as bad debts) for collection, with or without recourse.

         8.5 Acquisitions. The Borrowers will not, nor will they permit any Subsidiary to, enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless:

             (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrowers and their Subsidiaries as of the Closing Date,

             (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition on a pro forma basis and

             (iii) during the period from and including the Closing Date until the Facility Termination Date the aggregate Consideration for each Acquisition shall not exceed $10,000,000 in principal amount.

         8.6 Affiliates. The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrowers' or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than the Borrowers or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to a Borrower or the merger of a Subsidiary into a Borrower.


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

         8.7 ERISA. The Borrowers will not, and will not permit any Subsidiary, to have Unfunded Liabilities for any and all Plans maintained for or covering employees of the Borrowers or any Subsidiary to exceed $10,000,000 in the aggregate at any time.

         8.8 Encumbrances and Liens. The Borrowers and their Subsidiaries on a Consolidated Basis will not create, assume or suffer to exist any Lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on Property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for (i) minor encumbrances and easements on real property which do not materially affect its market value, (ii) existing Liens on the Borrowers' Property; (iii) future purchase money security interests encumbering only the property purchased; (iv) statutory liens of bankers, carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent or which are being contested in good faith by appropriate proceedings; (v) deposits made in the ordinary course of business to secure liability to insurance carriers; (vi) attachment and judgment Liens securing claims less than $500,000 in the aggregate (excluding for purposes of said calculation any such Liens for which execution has been stayed, payment is covered in full by insurance, or the Borrowers are prosecuting an appeal in good faith by appropriate proceedings); (vii) monetary obligations of the Borrowers under any leasing or similar arrangement which, in accordance with Agreement Accounting Principles, is classified as a Capitalized Lease and (viii) Liens existing on Property at the time such Property is acquired by either Borrower or their Subsidiaries. Neither Borrower shall grant or agree to any negative pledge provision in any other agreements evidencing Debt.

         8.9 Loans, Advances and Guaranties. The Borrowers will not, and will not permit any Subsidiary to, except in the ordinary course of business as currently conducted and except for inter-company loans, make any loans or advances, become a guarantor or surety, pledge its credit or Properties in any manner or extend credit; provided that the foregoing shall not be construed as a limitation on guaranties or any Liens permitted hereunder.

         8.10 Investments. The Borrowers will not purchase the Debt of another Person or entity except for:

              (i) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity date of not more than twelve months from the date of acquisition by the Borrowers, issued by a Lender or any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus or not less than $20,000,000 whose short term securities are rated at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.);

              (ii) interest bearing or discounted obligations of the United States Government, any agency thereof (including without limitation the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Farm Credit System) or any entities or pools of mortgages or other instruments formed by the United States Government or any such agencies, and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrowers;

              (iii) obligations issued by states and local governments or their agencies, instrumentalities, authorities or subdivisions, if such issuer has received a rating of at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date of not more than twelve months from the date of acquisition by Borrowers; provided, however, the Borrowers may maintain investments in Puerto Rico in an aggregate amount not to exceed $1,450,000 at any time;

              (iv) commercial paper of an issuer rated at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrowers; or

              (v) investments in money market funds including short-term adjustable rate money market funds.

         8.11 Dividends and Distributions. The Borrowers will not, and will not permit any of their respective Subsidiaries to, declare or pay any Distribution (other than Distributions payable solely in common stock, provided that each Subsidiary that is a wholly-owned Subsidiary of the Borrowers may pay Distributions to its shareholder so long as no Default or Event of Default exists or would be created by the making of such Distribution). In addition, the Borrowers shall not, and shall not permit any of their Subsidiaries to, redeem, convert, retire or otherwise acquire shares of any class of their capital stock. Notwithstanding the foregoing, the Borrowers shall be permitted to make Distributions and shall be permitted to redeem, convert, retire or otherwise acquire shares of any class of their capital stock, up to an aggregate amount of $4,000,000 (for both Borrowers) annually, provided, however, that both before and after the payment of any such Distribution or the redemption, conversion, retirement or acquisition of any shares of their capital stock, the Borrowers will be in compliance with all provisions of this Agreement. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the capital stock of the Borrowers.

                                    ARTICLE 9

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         9.1 Payment Defaults. The Borrowers shall fail to pay when due any payment of principal of any Loan, any reimbursement obligation (with respect to a drawing under a Letter of Credit) or interest or any other charge or fee required under the terms of this Agreement or the other Loan Documents.

         9.2 Representations and Warranties. Any representation or warranty made by the Borrowers under any Loan Document shall prove to have been incorrect or misleading in any material respect when made.

         9.3 Other Loan Document Defaults. The Borrowers shall fail to perform
(a) any obligation set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 7.2, 8.1, 8.2,
8.3, 8.4, 8.5, 8.9, 8.10, 8.11 and 8.12 of this Agreement; or (b) any other obligation contained in this Agreement or the other Loan Documents, and such failure shall continue for 30 days after the earlier of actual knowledge by the Borrowers or written notice thereof from the Agent.

         9.4 Bankruptcy. (a) Either Borrower or any of their Subsidiaries shall fail to pay its respective Debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; (b) an involuntary petition under any bankruptcy law shall be filed against either Borrower or any of their Subsidiaries and shall not be dismissed or discharged within 45 days of filing; or (c) a custodian, receiver, trustee, assignee for the benefit or creditors, or other similar official, shall be appointed to take possession, custody or control of the Properties of either Borrower or any of their Subsidiaries and not be dismissed or discharged with 45 days of appointment.

         9.5 Other Agreements. The Borrowers shall fail to pay when due principal or interest payments required under the terms of any bonds, notes, debentures or other agreements evidencing, in the aggregate, at least $1,000,000 of Debt (excluding, for purposes of this calculation, payments required under this Agreement or any of the other Loan Documents) and such non-payment shall continue beyond any period of grace provided with respect thereto, or the Borrowers shall default in the observance or performance of any other agreement contained in any such bonds, notes, debentures or other agreements evidencing indebtedness, and the effect of such failure or default is to permit the holders thereof to cause the indebtedness evidenced thereby to become due prior to its stated date of maturity.

         9.6 ERISA. Any Governmental Person shall take any action under ERISA or either Borrower fails to meet minimum funding requirements or any other event shall occur with respect to any Plan, that could have a Material Adverse Effect or that the unfunded liabilities exceed $10,000,000.

         9.7 Judgments. A final judgment or order for the payment of money in excess of $5,000,000 (exclusive of amounts covered by insurance) shall be rendered against either Borrower or any of their Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, warrant of attachment, or execution or similar process, shall be issued or levied against a substantial part of such Borrower's or such Subsidiary's property and such judgment, writ, warrant of attachment, or execution or similar process, shall not be released, stayed, vacated, bonded or otherwise dismissed within 20 days after its issue or levy.

         9.8 Loan Documents. Any Loan Document shall fail to remain in full force or effect or any action shall be taken by either Borrower to discontinue or to assert the invalidity or unenforceability of any Loan Document.

         9.9 Change of Control. A Change of Control shall have occurred.

         9.10 Material Adverse Effect. A Material Adverse Effect shall have occurred.

                                   ARTICLE 10

                      ACCELERATION, WAIVERS AND AMENDMENTS

         10.1 Acceleration. If any Event of Default described in Section 9.4 occurs with respect to either Borrower, the obligations of the Lenders to make Loans and issue and participate in new Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Event of Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and issue and participate in new Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive. All Lenders' funded and unfunded obligations hereunder shall be adjusted on a pro rata basis consistent with their respective Commitment Percentages.

         10.2 Cash Collateral. To the extent that any Letters of Credit are outstanding at the time of any Event of Default, the Borrowers shall deliver to the Agent, for the benefit of the Lenders, a cash collateral deposit in an amount equal to the aggregate Letter of Credit Amount for all Letters of Credit then outstanding.

         10.3 Additional Remedies. The rights, powers and remedies given to the Agent and the Lenders hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law against the Borrowers or any other Person, including but not limited to any Lender's right of setoff or banker's lien.

         10.4 Amendments. Subject to the provisions of this Article 10, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

         (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or any other amounts payable hereunder.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Increase the amount of the Commitment of any Lender hereunder or permit the Borrowers to assign their rights under this Agreement.

         (iv) Amend or waive any provision of Section 2.30 or release Pacific from its obligations thereunder.

         (v)           Amend this Section 10.4.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent and no amendment of any provision of this Agreement relating to BankBoston and Loans and credit to be extended to Pacific Germany shall be effective without the written consent of BankBoston. The Agent may waive payment of the fees required under Section 14.3(ii) without obtaining the consent of any other party to this Agreement.

         10.5 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.4, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of the Letters of Credit herein contemplated.

         11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof.

         11.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.6 Expenses; Indemnification. The Borrowers shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent), paid or incurred by the Agent in connection with the negotiation, documentation and syndication of this Agreement. The Borrowers shall also reimburse the Agent and each Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and each Lender) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents; provided, however, that the Borrowers shall not be obligated to reimburse each Lender for any collection or enforcement costs or expenses unless a default shall have occurred under Section
9.1 hereof or unless the Obligations have been accelerated pursuant to the provisions of Section 10.1 hereof. The Borrowers further agree to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, provided that no Person shall have the right to be indemnified hereunder for such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         11.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         11.8 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.9 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

         11.10 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         11.11 CONSENT TO JURISDICTION. THE BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWERS AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

         11.12 WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         11.13 Integration Clause. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement among the Agent, the Lenders and the Borrowers regarding the Loans and Letters of Credit and all prior communications verbal or written between the Borrowers and the Agent or any Lender shall be of no further effect or evidentiary value.

         11.14 Confidentiality. The Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers but may, in any event, make disclosures (i) reasonably required by any Affiliate, bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to any legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender.

                                   ARTICLE 12

                                    THE AGENT

         12.1 Appointment. UBOC is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article 12. The Agent shall not have a fiduciary relationship in respect of the Borrowers or any Lender by reason of this Agreement.

         12.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         12.3 General Immunity. Neither the Agent nor BankBoston (with regard to Loans and credit to be extended to Pacific Germany) nor any of their respective directors, officers, agents or employees shall be liable to the Borrowers or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         12.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article 4 except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

         12.5 Action on Instructions of Lenders. Subject to Section 10.4, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         12.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 12.8 shall survive payment of the Obligations and termination of this Agreement.

         12.9 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of its Subsidiaries in which the Borrowers or such Subsidiary is not restricted hereby from engaging with any other Person.

         12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent by the Required Lenders if no successor Agent has been appointed forty-five days after the retiring Agent gives notice of its intention to resign, upon the appointment of a successor Agent by a court of competent jurisdiction. Upon any such resignation, the Required Lenders shall have the right to appoint, with the consent (which shall not be unreasonably withheld) of the Borrowers, if no Default has occurred and is continuing, on behalf of the Borrowers and the Lenders, a successor Agent. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE 13

                            SETOFF; RATABLE PAYMENTS

         13.1 Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrowers against any and all obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lenders may have.

         13.2 Ratable Payments. Except as specifically provided herein, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1 or 3.2) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans and other Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans and other Obligations. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 14

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 14.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         14.2 Participations.

              (i) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              (ii) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

              (iii) Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 13.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

         14.3 Assignments.

              (i) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided, however, such assignments must be in a minimum amount at least equal to $10,000,000 and must be on a pro rata basis of all Obligations hereunder; provided, however, that if such Purchaser is a Lender or an Affiliate thereof, no minimum amount shall be applicable. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrowers, the Agent and BankBoston shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed.

              (ii) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 14.3(i), and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that it is an Eligible Assignee and that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(ii), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         14.4 Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, provided that each prospective Transferee shall execute and deliver to the Agent a confidentiality agreement (in form and substance reasonably satisfactory to the Borrowers and the Agent).

         14.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.21.

                                   ARTICLE 15

                                     NOTICES

         15.1 Giving Notice. Except as otherwise permitted by Section 2.15 with respect to notices regarding conversion or continuation of Advances, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to the Borrowers and the Agent at their respective addresses set forth below its signature hereto and to each Lender at its address set forth on
Schedule 1 hereto or at such
other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         15.2 Change of Address. The Borrowers, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE 16

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the

Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                             PACIFIC SCIENTIFIC COMPANY, INC.


                                             By:     /s/ PEER A. SWAN
                                                 -----------------------------
                                             Print Name: Peer A. Swan
                                             Title:      Treasurer

                                             620 Newport Center Drive, Suite 700
                                             Newport, CA 92660
                                             Attention:  Peer Swan
                                             Telecopier: (714) 720-1083


                                             PACIFIC SCIENTIFIC GMBH


                                             By:     /s/ RICHARD V. PLAT
                                                 -------------------------------
                                             Print Name: Richard V. Plat
                                             Title:      Managing Director

                                             Attention:  Richard V. Plat
                                             Telecopier: (714) 720-1083

                                              UNION BANK OF CALIFORNIA, N.A.,
                                              as Administrative and Syndication
                                              Agent and Lender


                                              By:     /s/ SCOTT M. LANE
                                                  ------------------------------
                                              Print Name: Scott M. Lane
                                              Title:      Vice President

                                              550 So. Hope Street
                                              Los Angeles, California 90071
                                              Attention: Scott M. Lane
                                                         Vice President
                                              Telecopier: (213) 236-7636


                                              NATIONSBANK, N.A.,
                                              as Documentation Agent and Lender


                                              By:     /s/ MICHELE M. SHAFROTH
                                                  ------------------------------
                                              Print Name: Michele M. Shafroth
                                              Title:      Senior Vice President


                                              BANKBOSTON, N.A.,
                                              as Lender


                                              By:     /s/ MAIA D. HEYMAN
                                                  ------------------------------
                                              Print Name: Maia D. Heyman
                                              Title:      Vice President


                                              COMERICA BANK,
                                              as Lender


                                              By:     /s/ EMMANUEL SKEVOFILAX
                                                  ------------------------------
                                              Print Name: Emmanuel Skevofilax
                                              Title: Corporate Banking Secretary


                                              SUMITOMO BANK OF CALIFORNIA,
                                              as Lender


                                              By:     /s/ S. SARA SIMJEE
                                                  ------------------------------
                                              Print Name: S. Sara Simjee
                                              Title:      Vice President

                                   SCHEDULE 1

                     LENDERS AND APPLICABLE LENDING OFFICES


         Lender                     Commitment                Applicable Lending Office
         ------                     ----------                -------------------------
                                                              Eurodollar and Domestic:

Union Bank of                       $35,000,000               550 So. Hope Street
California, N.A.                                              Los Angeles, CA 90071-1655
Administrative and
Syndication Agent
and Lender

                                                              Attention:  Scott M. Lane
                                                                          Vice President
                                                              Telecopier:  (213) 236-7636

                                                              Eurodollar and Domestic:

NationsBank, N.A.                   $25,000,000               901 Main Street
Documentation                                                 Dallas, Texas 75202
Agent and Lender                                              Attention:  Karen Puente
                                                              Telecopier: (214) 508-0914

                                                              Copy to:

                                                              444 South Flower Street
                                                              Suite 4100
                                                              Los Angeles, CA 90071-2901
                                                              Attention: Michele Shafroth
                                                              Telecopier: (213) 624-5812

                                                              Eurodollar and Domestic for
                                                              Pacific:

BankBoston, N.A.                    $20,000,000               100 Federal Street
Lender                                                        Boston, MA 02110
                                                              Attention:  Commercial Loan
                                                                          Services
                                                              Telecopier:  (415) 853-1425

                                                              Eurodollar and Domestic for
                                                              Pacific Germany:

                                                              BankBoston, Frankfurt
                                                              Postfach 17 05 38
                                                              D-60079 Frankfurt
                                                              Germany
                                                              Attention:  Manuela Roehrig
                                                              Telecopier (011) 49-69-721162


     Lender                         Commitment                Applicable Lending Office
     ------                         ----------                -------------------------
                                                              Eurodollar and Domestic:

Comerica Bank                       $15,000,000               500 Woodward Avenue
Lender                                                        Detroit, Michigan 48226
                                                              Telecopier:  (313) 222-9516

                                                              Eurodollar and Domestic:

Sumitomo Bank                        $5,000,000               611 West 6th Street, Suite 3900
of California                                                 Los Angeles, CA 90017
Lender                                                        Attention:  Joyce Knox
                                                              Telecopier:  (213) 622-1385

                                                              Copy to:

                                                              20100 Magnolia Street
                                                              Huntington Beach, CA 92646
                                                              Attention:  S. Sara Simjee
                                                              Telecopier:  (714) 968-4959

                                   SCHEDULE 2

                                  SUBSIDIARIES
                                (See Section 5.7)


                                                                                          Jurisdiction
Investment               Owned               Amount of                 Percent                of
   In                     By                 Investment                Ownership          Organization
----------               -----               ----------                ---------          ------------




                                   SCHEDULE 3

                                      DEBT
                              (See Section 8.1(ii))